                                                                    EXHIBIT 28.2





              -----------------------------------------------------


                    SECOND AMENDED AND RESTATED AGREEMENT OF
                               LIMITED PARTNERSHIP

                                       OF

                       IRVINE APARTMENT COMMUNITIES, L.P.

                        (a Delaware limited partnership)

              -----------------------------------------------------





                                                    Dated as of January 20, 1998

                                TABLE OF CONTENTS


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ARTICLE 1 DEFINED TERMS......................................................     2


ARTICLE 2 ORGANIZATIONAL MATTERS.............................................    23
 Section 2.1    Formation; Continuation......................................    23
 Section 2.2    Name.........................................................    23
 Section 2.3    Registered Office and Agent;
                Principal Office.............................................    23
 Section 2.4    Power of Attorney............................................    23
 Section 2.5    Term.........................................................    25


ARTICLE 3 PURPOSE............................................................    25
 Section 3.1    Purpose and Business.........................................    25
 Section 3.2    Powers.......................................................    25
 Section 3.3    Partnership Only for Purposes Specified......................    26
 Section 3.4    Representations and Warranties by the Parties................    26


ARTICLE 4 CAPITAL CONTRIBUTIONS..............................................    27
 Section 4.1    Capital Contributions of the Partners........................    27
 Section 4.2    Additional Capital Contribution and Loans Generally..........    28
 Section 4.3    Land Rights Agreement; Property Acquisitions.................    28
 Section 4.4    Loans by Third Parties.......................................    29
 Section 4.5    Additional Funding and Capital Contributions.................    29
 Section 4.6    Stock Incentive Plans........................................    33
 Section 4.7    No Third Party Beneficiary...................................    33
 Section 4.8    DRIP/ACP Plans ..............................................    34


ARTICLE 5 DISTRIBUTIONS......................................................    37
 Section 5.1    Requirements and Characterization of Distributions...........    37
 Section 5.2    Distributions in Kind........................................    38
 Section 5.3    Distributions Upon Liquidation...............................    38
 Section 5.4    Restricted Distributions.....................................    38


ARTICLE 6 ALLOCATIONS........................................................    38
 Section 6.1    Allocations in General.......................................    38
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
 Section 6.2    Additional Allocation Provisions.............................    38
 Section 6.3    Tax Allocations..............................................    42


ARTICLE 7 MANAGEMENT AND OPERATIONS OF BUSINESS..............................    42
 Section 7.1    Management...................................................    42
 Section 7.2    Certificate of Limited Partnership...........................    46
 Section 7.3    Restrictions on General Partner's Authority..................    47
 Section 7.4    Reimbursement of the General Partner;
                Reimbursement of Limited Partner.............................    50
 Section 7.5    Outside Activities of the General Partner....................    51
 Section 7.6    Contracts with Affiliates....................................    52
 Section 7.7    Indemnification..............................................    53
 Section 7.8    Liability of the General Partner.............................    54
 Section 7.9    Other Matters Concerning the General Partner.................    56
 Section 7.10   Title to Partnership Assets..................................    56
 Section 7.11   Reliance by Third Parties....................................    57


ARTICLE 8 RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS.........................    58
 Section 8.1    Limitation of Liability......................................    58
 Section 8.2    Management of Business.......................................    58
 Section 8.3    Outside Activities of Limited Partners.......................    58
 Section 8.4    Return of Capital............................................    59
 Section 8.5    Rights of Limited Partners Relating to the Partnership.......    59
 Section 8.6    Exchange and Cash Tender Rights..............................    60


ARTICLE 9 BOOKS, RECORDS, ACCOUNTING AND REPORTS.............................    67
 Section 9.1    Records and Accounting.......................................    67
 Section 9.2    Reports......................................................    68


ARTICLE 10 TAX MATTERS.......................................................    68
 Section 10.1   Preparation of Tax Returns; Tax Accounting...................    68
 Section 10.2   Tax Elections................................................    69
 Section 10.3   Tax Matters Partner..........................................    69
 Section 10.4   Withholding..................................................    69


ARTICLE 11 TRANSFERS AND WITHDRAWALS; REMOVAL OF GENERAL PARTNER.............    70
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
 Section 11.1   Transfer.....................................................    70
 Section 11.2   Transfer of General Partner's Interest.......................    70
 Section 11.3   Limited Partners' Rights to Transfer.........................    71
 Section 11.4   Substituted Limited Partners.................................    76
 Section 11.5   Assignees....................................................    76
 Section 11.6   General Provisions...........................................    77
 Section 11.7   Removal of General Partner...................................    78


ARTICLE 12 ADMISSION OF PARTNERS.............................................    79
 Section 12.1   Admission of Successor General Partner.......................    79
 Section 12.2   Admission of Additional Limited Partners.....................    79
 Section 12.3   Amendment of Agreement and Certificate of Limited
                Partnership..................................................    80
 Section 12.4   Limit on Number of Partners..................................    80


ARTICLE 13 DISSOLUTION, LIQUIDATION AND TERMINATION..........................    81
 Section 13.1   Dissolution..................................................    81
 Section 13.2   Winding Up...................................................    81
 Section 13.3   [Intentionally omitted]......................................    83
 Section 13.4   Rights of Limited Partners...................................    83
 Section 13.5   Notice of Dissolution........................................    83
 Section 13.6   Termination of Partnership and Cancellation of Certificate
                of Limited Partnership.......................................    84
 Section 13.7   Reasonable Time for Winding-Up...............................    84
 Section 13.8   Waiver of Partition..........................................    84


ARTICLE 14 AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS......................    84
 Section 14.1   Amendments...................................................    84
 Section 14.2   Meetings of the Common Limited Partners......................    85
 Section 14.3   Meetings of the Preferred Limited Partners...................    85


ARTICLE 15 GENERAL PROVISIONS................................................    86
 Section 15.1   Addresses and Notice.........................................    86
 Section 15.2   Titles and Captions..........................................    86
 Section 15.3   Pronouns and Plurals.........................................    86
 Section 15.4   Further Action...............................................    86
 Section 15.5   Binding Effect...............................................    86
 Section 15.6   Waiver.......................................................    87
 Section 15.7   Counterparts.................................................    87
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
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 Section 15.8   Applicable Law...............................................    87
 Section 15.9   Entire Agreement.............................................    87
 Section 15.10  Invalidity of Provisions.....................................    87
 Section 15.11  Outstanding Limited Partner Interests........................    87
 Section 15.12  Certificates for Preferred Limited Partner Interests
                Issued to IAC Capital Trust..................................    87

EXHIBITS:

Exhibit A - Partners, Contributions and Partnership Interests
Exhibit B - Notice of Exchange
Exhibit C - Notice of Cash Tender
Exhibit D - Form of Common Limited Partner Unit Certificate

                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                       IRVINE APARTMENT COMMUNITIES, L.P.

      THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of January 20, 1998 is entered into by and among Irvine Apartment Communities, Inc., a Maryland corporation, as the General Partner, and the Persons whose names are set forth on Exhibit A as attached hereto, as the Limited Partners, together with any other Persons who become Partners in the Partnership as provided herein.

                              W I T N E S S E T H:

      WHEREAS, on November 15, 1993, Irvine Apartment Communities, Inc. and The Irvine Company formed a Delaware limited partnership under the name "Irvine Apartment Communities, L.P." (the "Partnership");

      WHEREAS, effective as of December 1, 1993, (i) Irvine Apartment Communities, Inc. and The Irvine Company made additional contributions to the Partnership and admitted additional Common Limited Partners to the Partnership; and (ii) Irvine Apartment Communities, Inc., The Irvine Company and such Limited Partners entered into the Amended and Restated Agreement of Limited Partnership dated as of December 1, 1993 (the "First Amendment and Restatement");

      WHEREAS, the First Amendment and Restatement was amended by agreements dated as of April 20, 1995, July 18, 1995, August 9, 1995, March 20, 1996, May 1, 1996, June 30, 1996, February 4, 1997, July 25, 1997 and December 1, 1997 (as
so amended, the "Prior Agreement") and pursuant to certain of such amendments and agreements dated as of March 7, 1995, June 21, 1996, July 3, 1996 and July 30, 1996 certain Additional Limited Partners and Substituted Limited Partners were admitted to the Partnership as Common Limited Partners;

      WHEREAS, as of the date hereof the interests of the current Partners in the Partnership are as set forth in Amendment No. 26 to Exhibit A to the Prior Agreement;

      WHEREAS, the parties desire to further amend the Prior Agreement pursuant to Sections 14.1 and 7.3D thereof to, among other things, (i) provide for the issuance from time to time of preferred limited partner interests in series and
(ii) to delete certain provisions and related definitions and exhibits relating to certain events and transactions which have occurred and which do not affect the Partnership or the distributions and allocations provided for herein on an ongoing basis; and in connection therewith to amend and restate the Prior Agreement in its entirety; and

      WHEREAS, the parties hereto desire to continue the Partnership as a limited partnership under the Delaware Revised Uniform Limited Partnership Act in accordance with the provisions of this Agreement, which supersedes, amends and restates the Prior Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, covenant and agree as follows:

                                    ARTICLE 1

                                  DEFINED TERMS

      The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

      "ACP Investment Amount" means with respect to a DRIP/ACP Investment Date the aggregate amount of additional cash to be invested in newly issued REIT Shares on such DRIP/ACP Investment Date pursuant to the DRIP/ACP Plan minus the aggregate amount of additional cash to be so invested by all Irvine Persons and the Original Limited Partners in newly issued REIT Shares on such DRIP/ACP Investment Date pursuant to the DRIP/ACP Plan.

      "Act" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

      "Act of Bankruptcy" shall be deemed to occur (i) with respect to TRC if TRC or any shareholder thereof, and (ii) with respect to a TRC Shareholder if such TRC Shareholder shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (b) admit in writing its inability to pay its debts as they become due, (c) make a general assignment for the benefit of its creditors, (d) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect) or any new bankruptcy statute, (e) be adjudicated bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, (g) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect) or any new bankruptcy statute, or (h) take any corporate or partnership action for the purpose of effecting any of the foregoing; or if a proceeding or case shall be commenced, without the application or consent of a party hereto or any general partner thereof, in any court of competent jurisdiction seeking (1) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such party or general partner, (2) the appointment of a receiver, custodian, trustee or liquidator of such party, shareholder or general partner of all or any substantial part of its assets, or (3) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed; or an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code, as now or hereafter in effect, or any new bankruptcy statute) judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) consecutive days.

      "Actions" has the meaning set forth in Section 7.7.A hereof.

      "Actual Limited Partner Investment Amount" means with respect to each DRIP/ACP Investment Date the dollar amount specified in the election notice delivered pursuant to Section 4.8.A(2) not to exceed the Maximum Limited Partner Investment Amount for such DRIP/ACP Investment Date, provided that if such election notice is given but fails to specify the Actual Limited Partner Investment Amount, then the Actual Limited Partner Investment Amount shall be the Maximum Limited Partner Investment Amount.

      "Additional Funds" has the meaning set forth in Section 4.5.A hereof.

      "Additional Limited Partner" means a Person admitted to the Partnership as either a Preferred Limited Partner or Common Limited Partner pursuant to Sections 4.5.D and 12.2 hereof and who is shown as such on the books and records of the Partnership.

      "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each Partnership Year (i) increased by any amounts which such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).
The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

      "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Partnership Year.

      "Adjustment Date" means the date of a Capital Contribution pursuant to
Section 4.5 hereof.

      "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, "control" when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Agreement" means this Second Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time, including pursuant to a Designation Instrument.

      "Apartment Community Project" means any multifamily rental apartment community, including the structure, buildings and other facilities, and any construction and improvement activities undertaken with respect thereto.

      "Appraisal" means, with respect to any assets, the written opinion of an independent third party experienced in the valuation of similar assets, selected by the General Partner in good faith, such selection to be subject to the reasonable approval of The Irvine Company, for so long as The Irvine Company is a holder of a Common Limited Partner Interest representing at least a 10% Junior Percentage Interest, and thereafter, to the extent there is an Original Limited Partner, the Original Limited Partner holding the largest Junior Percentage Interest in the Partnership, provided that for purposes of clause (c) of the definition of Gross Asset Value, the independent third party shall be selected by the distributee if the distributee is other than the General Partner.

      "Assignee" means a Person to whom one or more Limited Partner Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in
Section 11.5 hereof.

      "Available Cash" means, with respect to any period for which such calculation is being made,

      (i)   the sum, without duplication, of:

                  (a) the Partnership's Net Income or Net Loss (as the case may be) for such period (without regard to adjustments resulting from special allocations described in Section 6.2.B hereof),

                  (b) Depreciation and all other noncash charges or accruals to the extent deducted in determining Net Income or Net Loss for such period,

                  (c) the excess, if any, of the net cash proceeds from the sale, exchange, disposition, or refinancing of Partnership property for such period over the gain (or loss, as the case may be) recognized from such sale, exchange, disposition, or refinancing during such period (excluding Terminating Capital Transactions), and

                  (d) all other cash received (including amounts previously accrued as Net Income and amounts of deferred income) or any amounts borrowed by the Partnership for such period that was not included in determining Net Income or Net Loss for such period;

      (ii)  less the sum, without duplication, of:

                  (a) all principal debt payments made during such period by the Partnership,

                  (b) capital expenditures made by the Partnership during such period,

                  (c) investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clause (ii)(b),

                  (d) all other expenditures and payments not deducted in determining Net Income or Net Loss for such period (including amounts paid in respect of expenses previously accrued),

                  (e) any amount included in determining Net Income or Net Loss for such period that was not received by the Partnership during such period, and

                  (f) the amount of any working capital accounts and other cash or cash equivalents which the General Partner determines to be necessary or appropriate in its sole discretion.

      Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made, or reserves established, after commencement of the dissolution, and liquidation of the Partnership.

      "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York or Los Angeles, California are authorized or required by law to close.

      "Capital Account" means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

                  (a) To each Partner's Capital Account, there shall be added such Partner's Capital Contributions, such Partner's share of Net Income and any items in the nature of income or gain which are specially allocated pursuant to Section 6.2 hereof, and the principal amount of any Partnership liabilities assumed by such Partner or which are secured by any property distributed to such Partner.

                  (b) From each Partner's Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Net Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 6.2 hereof, and the principal amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

                  (c) In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it is attributable to the transferred interest.

                  (d) In determining the amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

                  (e) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. If the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the General Partner may make such modification provided that such modification will not have a material effect on the amounts distributable to any Partner without such Partner's consent. The General Partner also shall make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q).

      "Capital Contribution" means, with respect to any Partner, any cash or the Gross Asset Value of any Contributed Property which such Partner contributes to the Partnership pursuant to Sections 4.1, 4.2, 4.3 or 4.5 hereof or is deemed to contribute pursuant to Sections 4.5.F, 4.5.H(1), 4.6 and 4.8 hereof, as such Gross Asset Value may be determined from time to time.

      "Cash Amount" means an amount of cash equal to the Value of the REIT Shares Amount.

      "Cash Tender" has the meaning set forth in Section 8.6.

      "Cash Tender Amount" means the lesser of (i) the Cash Amount or (ii) the Public Offering Funding Amount.

      "Certificate" means the Certificate of Limited Partnership of the Partnership filed in the office of the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

      "Certificate of Incorporation" means the Articles of Amendment and Restatement of the General Partner filed in the office of the State Department of Assessments and Taxation of the State of Maryland on April 29, 1996, as amended or restated from time to time, including any Articles Supplementary.

      "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

      "Common Limited Partner" means any Person named as a Common Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Common Limited Partner in the Partnership.

      "Common Limited Partner Interest" means a Partnership Interest of a Common Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Common Limited Partners. A Common Limited Partner Interest may be expressed as a number of Partnership Units (each a "Common Limited Partner Unit").

      "Consent" means the consent to or approval of a proposed action by a Partner given in accordance with Section 14.2 or Section 14.3 hereof.

      "Consent of the Common Limited Partners" means the Consent of a Majority-In-Interest of the Common Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by a Majority-In-Interest of the Common Limited Partners, in their sole discretion.

      "Contributed Properties" means each Property or other asset, but excluding cash, contributed or deemed contributed to the Partnership (or deemed contributed to the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code).

      "Conversion Factor" means 1.0, provided that in the event that the General Partner (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT Shares, or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

        "Corresponding ACP/L.P. Unit Amount" means with respect to each DRIP/ACP Investment Date a number of Common Limited Partner Units equal to "A" divided by "B", where

"A" equals a dollar amount equal to the Actual Limited Partner Investment Amount for such DRIP/ACP Investment Date minus the Maximum DRIP Limited Partner Investment Amount for such DRIP/ACP Investment Date (provided that if the Maximum DRIP Limited Partner Investment Amount is greater than the Actual Limited Partner Investment Amount, then "A" shall be $0); and "B" equals the purchase price per newly issued REIT Share issued on such DRIP/ACP Investment Date with additional cash investments, determined as provided in the DRIP/ACP Plan.

      "Corresponding DRIP/L.P. Unit Amount" means with respect to each DRIP/ACP Investment Date a number of Common Limited Partner Units equal to "C" divided by "D", where "C" equals the lesser of (i) the Actual Limited Partner Investment Amount for such DRIP/ACP Investment Date and (ii) the Maximum DRIP Limited Partner Investment Amount for such DRIP/ACP Investment Date, and "D" equals the purchase price per newly issued REIT Share issued on such DRIP/ACP Investment Date as a result of the reinvestment of dividends, determined as provided in the DRIP/ACP Plan.

      "Corresponding L.P. Unit Amount" means with respect to each DRIP/ACP Investment Date the aggregate of the Corresponding DRIP/L.P. Unit Amount and the Corresponding ACP/L.P. Unit Amount, provided that if such calculation results in a fractional Common Limited Partner Unit, the Corresponding L.P. Unit Amount shall be rounded downward.

      "Debt" means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; and (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof.

      "Declaration of Trust" means the Declaration of Trust of IAC Capital Trust dated as of October 31, 1997, as amended and restated by the Amended and Restated Declaration of Trust of IAC Capital Trust dated as of January 20, 1998, as such agreement may be amended, modified or restated from time to time.

      "Depreciation" means, for each Partnership Year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year, Depreciation shall be in an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

      "Designation Instrument" means with respect to a series of Preferred Limited Partner Interests, an instrument executed by the General Partner at the time of issuance of such series of Preferred Limited Partner Interests, setting forth the rights, powers and duties of such series as established by the General Partner pursuant to Section 4.5.F of this Agreement. The General Partner shall identify each such Designation Instrument as the next consecutively lettered Exhibit to this Agreement (the first such Designation Instrument to be Exhibit E hereto) and shall deliver a conformed copy thereof to each Limited Partner, provided that the failure to deliver a conformed copy to a Limited Partner shall not in any way invalidate the issuance of such series of Preferred Limited Partner Interests or give any Limited Partner any rights under this Agreement other than the right to obtain a conformed copy of such Designation Instrument.

      "DRIP/ACP Investment Amount" means with respect to a DRIP/ACP Investment Date the aggregate of the DRIP Investment Amount and the ACP Investment Amount.

      "DRIP Investment Amount" means with respect to a DRIP/ACP Investment Date the aggregate amount of dividends paid on REIT Shares to be reinvested in newly issued REIT Shares on such DRIP/ACP Investment Date pursuant to the DRIP/ACP Plan minus the aggregate amount of dividends paid on REIT Shares beneficially owned (whether under the DRIP/ACP Plan or otherwise) by all Irvine Persons and the Original Limited Partners to be so reinvested in newly issued REIT Shares on such DRIP/ACP Investment Date pursuant to the DRIP/ACP Plan.

      "DRIP/ACP Investment Date" means the date on which the DRIP Investment Amount is reinvested in newly issued REIT Shares and/or the date on which the ACP Investment Amount is used to purchase newly issued REIT Shares, in each case as set forth in the DRIP/ACP Plan.

      "DRIP/ACP Plan" means the Irvine Apartment Communities, Inc. Dividend Reinvestment and Additional Cash Investment Plan described in the General Partner's Registration Statement on Form S-3 and any other dividend reinvestment and additional cash investment plan established by the General Partner.

      "DRIP Percentage" has the meaning set forth in Section 4.8.A(1).

      "Effective Date" means December 8, 1993, the date of closing of the Initial Public Offering of the REIT Shares.

      "Election Notice" has the meaning set forth in Section 4.5.G hereof.

      "Excess Common Stock" and "Excess Preferred Stock" means the classes of shares of the General Partner as defined in Subsection 4(A) of Section (c) of ARTICLE SIXTH of the Certificate of Incorporation.

      "Exchange" shall have the meaning set forth in Section 8.6 hereof.

      "Existing Property Partnership" means the San Rafael Apartments Limited Partnership.

      "Existing Property Partnership Interest" shall mean the interest of the Partnership as a 1% general partner and a 98% limited partner in the Existing Property Partnership.

      "Funding Debt" means any Debt incurred by or on behalf of the General Partner for the purpose of providing funds to the Partnership.

      "Funding Notice" has the meaning set forth in Section 4.5.B hereof.

      "General Partner" means Irvine Apartment Communities, Inc. or its successor as general partner of the Partnership in their capacities as general partner of the Partnership.

      "General Partner Interest" means the Partnership Interest held by the General Partner that is the general partner interest hereunder. A General Partner Interest may be expressed as a number of Partnership Units (each a "General Partner Unit").

      "General Partner Loan" has the meaning set forth in Section 4.5.C hereof.

      "General Partner's Stock Incentive Plans" means the Irvine Apartment Communities, Inc. 1993 Long-Term Stock Incentive Plan, the Irvine Apartment Communities, Inc. 1993 Stock Plan for Directors, The Irvine Apartment Communities, Inc. 1996 Long-Term Stock Incentive Plan, and any other officer, director or employee stock plan established from time to time by the General Partner.

      "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be (i) in the case of assets included in Exhibit A the gross fair market value of such assets as agreed by the Partners and as set forth in Exhibit A under the heading "Gross Asset Value of Contributed Property", and (ii) in the case of any other assets that are contributed to the Partnership, their gross fair market value as agreed by the General Partner, the contributing Partner and the Irvine Person, if any, holding the largest Junior Percentage Interest in the Partnership. The sub-allocation of any Gross Asset Value determined pursuant to clauses (i) or (ii) within any group of assets shall be determined by agreement of the General Partner, the contributing Partner and the Irvine Person, if any, holding the largest Junior Percentage Interest in the Partnership in accordance with the principles of
            Section 1060 of the Code. In any case in which the General Partner, the contributing Partner and the Irvine Person, if any, holding the largest Junior

            Percentage Interest in the Partnership are unable to agree as to the gross fair market value of any asset or assets such Gross Asset Value shall be determined by Appraisal in accordance with such principles.

                  (b) The Gross Asset Values of all Partnership assets immediately prior to the occurrence of any event described in (i),
            (ii), (iii), (iv) or (v) hereof shall be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt, as of the following times:

                        (i) the acquisition of an additional interest in the Partnership by a new or existing Partner in exchange for more than a de minimis Capital Contribution including, but not limited to, acquisitions pursuant to Section 4.3 or contributions and deemed contributions by the General Partner pursuant to Section 4.6, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

                        (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

                        (iii) the liquidation of the Partnership within the
                  meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

                        (iv) upon the admission of a successor General Partner pursuant to Section 11.7.C hereof; and

                        (v) at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

                  (c) The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the General Partner provided, however, if the distributee is the General Partner, or if the distributee and the General Partner cannot agree on such a determination, by Appraisal.

                  (d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to subparagraph
            (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

                  (e) If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subparagraph (a), (b) or (d), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

      "G.P. Per Unit Contribution" has the meaning set forth in Section
4.5.H(1).

      "IAC Capital Trust" means IAC Capital Trust, a Delaware business trust formed pursuant to the Declaration of Trust and the Business Trust Act of the State of Delaware (12 Del. Code Section 3801 et seq.).

      "IRS" means the Internal Revenue Service.

      "Immediate Family" of any individual means, such individual's estate and heirs, spouse and children (whether natural or adoptive or by marriage) and any trust or estate, the beneficiaries of which include such Person or any of the foregoing.

      "Incapacity" or "Incapacitated" means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties, (f) any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof,
(g) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) is not vacated within ninety (90) days after the expiration of any such stay.

      "Indemnitee" means (i) any Person made a party to a proceeding by reason of (A) its status as the General Partner, or (B) such Person's status as a director of the General Partner or an officer or employee of the Partnership or the General Partner, or (C) such Person's status as a director of The Irvine Company, (ii) other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole discretion, (iii) TRC and the TRC Shareholders and (iv) any Irvine Person.

      "Initial Public Offering" means the offering of the General Partner's Common Stock pursuant to the Form S-11 Registration Statement (No. 33-68830) filed by the General Partner with the Securities and Exchange Commission.

      "Investing Entities" has the meaning set forth in Section 4.8.A(2).

      "Irvine Apartment Communities" means Irvine Apartment Communities, Inc, a Maryland corporation.

      "Irvine Persons" means (i) The Irvine Company and its Affiliates, (ii) Donald L. Bren and his Affiliates and Immediate Family, and any successors thereto by descent or devise and (iii) the current and future shareholders of The Irvine Company, and any Affiliates of any current and future shareholders of the Irvine Company and the Immediate Family of such shareholders.

      "Junior Partnership Interests" means the General Partner Interest and the Common Limited Partner Interests.

      "Junior Percentage Interest" means, as to the General Partner and each Common Limited Partner, its interest in the Partnership as determined by dividing, as applicable, the number of General Partner Units or Common Limited Partner Units owned by such Partner by the aggregate number of General Partner Units and Common Limited Partner Units then outstanding and as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time.

      "Land Rights Agreement" means the agreement dated as of November 21, 1993, as amended, among Irvine Apartment Communities, the Partnership, The Irvine Company and Donald L. Bren evidencing, inter alia, certain exclusive rights to acquire land from The Irvine Company and certain non-competition arrangements, as such agreement may be further amended, modified or restated from time to time.

      "Limited Partner" means a Common Limited Partner or a Preferred Limited Partner, and "Limited Partners" means the Common Limited Partners and the Preferred Limited Partners.

      "Limited Partner Interest" means a Common Limited Partner Interest or a Preferred Limited Partner Interest, and "Limited Partner Interests" means the Common Limited Partner Interests and the Preferred Limited Partner Interests.

      "Liquidating Events" has the meaning set forth in Section 13.1 hereof.

      "Liquidation Preference Amount" means with respect to any Preferred Limited Partner Interest, the amount payable with respect to such Preferred Limited Partner Interest (as established by the General Partner at the time of issuance thereof and set forth in the Designation Instrument with respect to such Preferred Limited Partner Interest made a part of this Agreement as set forth in Section 4.5.F hereof) upon the voluntary or involuntary dissolution, liquidation, winding-up or termination of the Partnership, or upon the stated maturity of such Preferred Limited Partner Interest or upon the earlier redemption of such Preferred Limited Partner Interests, as the case may be, other than in any such case any accrued and unpaid distributions payable at such time.

      "Liquidator" has the meaning set forth in Section 13.2 hereof.

      "L.P. Per Unit Contribution" has the meaning set forth in Section
4.5.H(1).

      "Majority-In-Interest of the Common Limited Partners" means those Common Limited Partners holding in the aggregate more than fifty percent (50%) of the Percentage Interests of the Common Limited Partners, as a class.

      "Maximum DRIP Limited Partner Investment Amount" means with respect to each DRIP/ACP Investment Date a dollar amount equal to (A) the Maximum Limited Partner Investment Amount times (B) the DRIP Percentage.

      "Maximum Limited Partner Investment Amount" means with respect to each DRIP/ACP Investment Date a dollar amount equal to (A) the DRIP/ACP Investment Amount for such DRIP/ACP Investment Date divided by 1 minus the aggregate of the Junior Percentage Interests of the Original Limited Partners in the Partnership in effect as of the close of business on the third business day immediately preceding such DRIP/ACP Investment Date, minus (B) such DRIP/ACP Investment Amount.

      "Miscellaneous Rights Agreement" means the Miscellaneous Rights Agreement dated March 20, 1996, as amended, among Irvine Apartment Communities, the Partnership and The Irvine Company, as such agreement may be further amended, modified or restated from time to time.

      "Net Income" and "Net Loss" means, for each Partnership Year of the Partnership, an amount equal to the Partnership's taxable income or loss for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of Net Income or Net Loss shall be added to (or subtracted from) such taxable income (or loss);

                  (b)   Any expenditure of the Partnership described in Code
            Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of Net Income (or Net Loss), shall be subtracted from (or added to) such taxable income (or loss);

                  (c) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (b) or subparagraph (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

                  (d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                  (e) In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership Year;

                  (f) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code
            Section 743(b) is required pursuant to Regulation Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

                  (g) Notwithstanding any other provision of this definition of Net Income or Net Loss, any item which is specially allocated pursuant to Section 6.2.B hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section 6.2.B hereof shall be determined by applying rules analogous to those set forth in this definition of Net Income or Net Loss.

      "New Securities" means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase REIT Shares, excluding grants under the General Partner's Stock Incentive Plans, or
(ii) any Debt issued by the General Partner that provides any of the rights described in clause (i).

      "Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

      "Nonrecourse Liability" has the meaning set forth in Regulations Section 1.752-1(a)(2).

      "Notice of Cash Tender" means the Notice of Cash Tender substantially in the form of Exhibit C to this Agreement.

      "Notice of Exchange" means the Notice of Exchange substantially in the form of Exhibit B to this Agreement.

      "Original Limited Partner" means (i) a Common Limited Partner who was a Partner on the Effective Date, (ii) an Affiliate of a Common Limited Partner described in clause (i) of this definition or an Irvine Person that acquires one or more Common Limited Partner Units pursuant to Section 11.3.A hereof or (iii) a Person that acquired one or more Common Limited Partner Units from an Original Limited Partner pursuant to a Pledge.

      "Ownership Limit" means the applicable restriction on ownership of shares of the General Partner imposed under the Certificate of Incorporation.

      "Partner" means a General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners.

      "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

      "Partner Nonrecourse Debt" has the meaning set forth in Regulations
Section 1.704-2(b)(4).

      "Partner Nonrecourse Deductions" has the meaning set forth in Regulations
Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

      "Partnership" means the limited partnership formed under the Act and pursuant to this Agreement, and any successor thereto.

      "Partnership Interest" means an ownership interest in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

      "Partnership Minimum Gain" has the meaning set forth in Regulations
Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules and Regulations Section 1.704-2(d).

      "Partnership Record Date" means the record date established by the General Partner for the distribution of Available Cash under Section 5.1 hereof with respect to a class or series of Partnership Interests, which record date in the case of distributions with respect to the General Partner Interest and Common Limited Partner Interests shall generally be the same as the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution.

      "Partnership Unit" means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Article 4 hereof. The ownership of Partnership Units shall be evidenced by such form of certificate for units as the General Partner adopts from time to time on behalf of the Partnership. Partnership Units shall be either General Partner Units, Preferred Limited Partner Units or Common Limited Partner Units and, without limitation on the authority of the General Partner set forth in Article 4 hereof, the General Partner may designate, in accordance with the provisions of this Agreement, Limited Partner Units, when issued, as Common Limited Partner Units or Preferred Limited Partner Units and may designate one of more series of Preferred Limited Partner Units.

      "Partnership Year" means the taxable year of the Partnership, which shall be the fiscal year ending December 31, until such time as the Code requires a change of the taxable year.

      "Percentage Interest" means, as to each Partner as the context may require, (i) with respect to any class or series of Partnership Units held by such Partner, its interest in such class or series of Partnership Units as determined by dividing the Partnership Units of such class or series owned by such Partner by the total number of Partnership Units of such class or series then outstanding as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or (ii) its interest in the Junior Partnership Interests determined as set forth in the definition of Junior Percentage Interest.

      "Person" means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

      "Pledge" means the pledge by a Limited Partner of all or any portion of a Partnership Interest to a Person, which is not an Affiliate of such Limited Partner, as collateral or security for a bona fide loan or other extension of credit, and the transfer of such pledged Partnership Interest to such Person in connection with the exercise of remedies under such loan or extension or credit.

      "Preferred Limited Partner" means a Person named as a Preferred Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Preferred Limited Partner in the Partnership.

      "Preferred Limited Partner Interest" means a Partnership Interest issued from time to time pursuant to Section 4.5.F of this Agreement that is designated by the General Partner at the time of its issuance as a Preferred Limited Partner Interest. In accordance with Section 4.5.F hereof, Preferred Limited Partner Interests may be issued in series with each such series having such designations, powers, preferences and relative, participating, optional or other special rights, powers and privileges, including voting and conversion rights and rights, powers and privileges senior to the General Partner Interest and the Common Limited Partner Interests as shall be determined by the General Partner at the time of issuance subject to the requirements of Section 4.5 hereof and set forth in a Designation Instrument. A Preferred Limited Partner Interest of a series may be expressed as a number of Partnership Units (each a "Preferred Limited Partner Unit").

      "Pricing Agreements" has the meaning set forth in Section 8.6.E(2) hereof.

      "Pricing Information" has the meaning set forth in Section 8.6.E(3) hereof.

      "Primary Offering Notice" has the meaning set forth in Section 8.6.G(5) hereof.

      "Prior Agreement" has the meaning set forth in the third WHEREAS clause of this Agreement, which Prior Agreement is amended and restated in its entirety by this Agreement.

      "Prior Agreement Effective Date" means December 1, 1993.

      "Pro Rata Contribution" has the meaning set forth in Section 4.5.G hereof.

      "Pro Rata Participation" has the meaning set forth in Section 4.5.G hereof.

      "Property" shall mean any property or assets of the Partnership including, without limitation, any Apartment Community Project in which the Partnership or any Property Partnership, directly or indirectly, acquires ownership of a fee or leasehold interest.

      "Property Partnership" shall mean and include the Existing Property Partnership and any partnership or other entity in which the Partnership is or becomes a partner or other equity participant and which is formed for the purpose of acquiring, developing or owning a Property or a proposed Property.

      "Property Partnership Agreement" shall mean and include the partnership agreement of the Existing Property Partnership and any partnership agreement or any joint venture or other similar agreement (as any of the foregoing may be amended, modified or supplemented from to time) under which a Property Partnership is constituted or by which it is governed.

      "Property Partnership Interests" shall mean and include the Existing Property Partnership Interest and, with respect to any Property Partnership in which the Partnership becomes a partner or other equity participant after the date hereof, the interest or interests of the Partnership as a partner or other equity participant in such Property Partnership.

      "Property Trustee" shall mean the entity acting as Property Trustee under the Declaration of Trust.

      "Public Offering Funding" shall have the meaning set forth in Section 8.6.C hereof.

      "Public Offering Funding Amount" means the dollar amount equal to (i) the product of (x) the number of Registrable Shares sold in a Public Offering Funding and (y) the public offering price per share of such Registrable Shares in such Public Offering Funding, less (ii) the aggregate underwriting discounts and commissions in such Public Offering Funding.

      "Qualified Transferee" means an "Accredited Investor" as defined in Rule 501 promulgated under the Securities Act.

      "Registrable Shares" has the meaning set forth in Section 8.6.C(1) hereof.

      "Regulations" means the applicable income tax regulations under the Code whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

      "Regulatory Allocations" has the meaning set forth in Section 6.2.B(8) hereof.

      "REIT" means a real estate investment trust under Section 856 of the Code.

      "REIT Share" shall mean a share of common stock, par value $.01 per share, of the General Partner.

      "REIT Shares Amount" shall mean a number of REIT Shares equal to the product of the number of Common Limited Partner Units tendered by a Tendering Partner pursuant to Section 8.6 hereof, multiplied by the Conversion Factor; provided that in the event the General Partner issues to all holders of REIT Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling the stockholders of the General Partner to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the "rights") that have been declared (i) prior to, on or after the date of a Notice of Exchange, with a record date within the period starting on the date of the Notice of Exchange and ending on the day preceding the Specified Exchange Date then the REIT Shares Amount shall also include such rights that a holder of that number of REIT Shares would be entitled to receive and (ii) prior to, on or after a Notice of Cash Tender, with a record date within the period starting on the date of the Notice of Cash Tender and ending on the day preceding the Specified Cash Tender Date then the General Partner shall adjust the Cash Amount in good faith to reflect the increased value of the REIT Shares.

      "Related Party" means (i) The Irvine Company and (ii) any other Person whose ownership of REIT Shares would be attributed to Donald L. Bren under
Section 544 of the Code.

      "Second Offering" means the underwritten public offering of up to 5,750,000 REIT Shares referred to in the Funding Notice dated July 18, 1995.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

      "Single Funding Notice" has the meaning set forth in Section 8.6.C(2) hereof.

      "Specified Cash Tender Date" means the Business Day next following the date of the closing of the Public Offering Funding.

      "Specified Exchange Date" means, subject to Section 8.6.G (7) and compliance with the requirements of Section 8.6.I, the fifth (5th) Business Day after receipt by the General Partner of a Notice of Exchange.

      "Subsequent Cash Tender" has the meaning set forth in Section 8.6.G(5) hereof.

      "Subsequent Cash Tender Notice" has the meaning set forth in Section 8.6.G(5) hereof.

      "Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person; provided, however, that, with respect to the Partnership, "Subsidiary" shall mean only a partnership of which the Partnership is a partner unless the General Partner has received an unqualified opinion from independent counsel of recognized standing, or a ruling from the Internal Revenue Service, that the ownership of shares of stock of a corporation or other entity will not jeopardize the General Partner's status as a REIT in which event the term "Subsidiary" shall include the corporation or other entity which is the subject of such opinion or ruling.

      "Substituted Limited Partner" means a Person who is admitted as either a Preferred Limited Partner or Common Limited Partner to the Partnership pursuant to Section 11.4 hereof.

      "SVC" means Stonecrest Village Company, LLC, a California limited liability company.

      "Tandem Project" means the proposed development on the Tandem Property contemplated by applications numbered 5-Z-96, 14-U-96 and 21-EA-96 on file with the City of Cupertino, summarized in that certain letter dated December 11, 1996, prepared by the Community Development Department of the City of Cupertino and approved by the Partnership.

      "Tandem Property" means that certain real property located in the City of Cupertino, State of California, which TRC has an option to purchase pursuant to that certain Purchase Agreement dated May 1, 1996, by and between Tandem Computers Incorporated, as seller, and TRC, as buyer, and more particularly described therein.

      "Tax Item" means, with respect to each Partnership Year, each item of income, gain, loss, credit and deduction of the Partnership for purposes of the Code and the Regulations.

      "Tendered Units" has the meaning set forth in Section 8.6.A hereof.

      "Tendering Partner" has the meaning set forth in Section 8.6.A hereof.

      "Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

      "TRC" means Thompson Residential Company, Inc., a California corporation.

      "TRC Contribution Agreement" means that certain Contribution Agreement by and between the Partnership and TRC, dated as of December 20, 1996.

      "TRC Shares" means issued and outstanding shares of all classes of stock in TRC.

      "TRC Shareholder" has the meaning set forth in Section 11.3.F(1).

      "TRC Shareholder Incapacity" has the meaning set forth in Section
11.3.F(3).

      "Transfer" means any sale, assignment, bequest, conveyance, devise, gift, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary, or by operation of law.

      "Twelve-Month Period" means the twelve-month period ending on the day before the first anniversary of the Effective Date or on a subsequent anniversary thereof.

      "Unit Value" for purposes of Sections 8.6.J and Sections 11.3.F(2), 11.3.F(3) and 11.3.F(4) shall mean on any day the product of the market price of a REIT Share (determined as provided in the definition of "Value") on such day multiplied by the Conversion Factor on such day.

      "Value" means on any date with respect to a REIT Share, the market price on such date or, if such date is not a trading day, then the market price on the immediately preceding day which is a trading day, provided that for purposes of determining the Cash Amount with respect to Tendered Units of a Tendering Partner, the term "Value" shall mean the average of the daily market prices for ten (10) consecutive trading days immediately preceding the date of receipt by the General Partner of a Notice of Cash Tender. The market price for any such trading day shall be: (i) if the REIT Shares are listed or admitted to trading on any securities exchange or the Nasdaq National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, in either case as reported in the principal consolidated transaction reporting system, (ii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or (iii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 10 days prior to the date in question) for which prices has been so reported; provided if there are no bid and asked prices reported during the 10 days prior to the date in question, the Value of the REIT Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Shares Amount includes rights (as defined in the definition of REIT Shares Amount) that a holder of REIT Shares would be entitled to receive, then the Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

      "Withdrawing Partner" has the meaning set forth in Section 8.6.E(3) hereof.


                                    ARTICLE 2

                             ORGANIZATIONAL MATTERS

      Section 2.1. Formation; Continuation

      The Partnership is a limited partnership formed and continued pursuant to the provisions of the Act and upon the terms and conditions set forth in the Prior Agreement. The Partners hereby continue the Partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement which amends and restates the Prior Agreement in its entirety as of the date hereof. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

      Section 2.2. Name

      The name of the Partnership is Irvine Apartment Communities, L.P. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner.

      Section 2.3. Registered Office and Agent; Principal Office

      The address of the registered office of the Partnership in the State of Delaware is located at 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is the Corporation Trust Company. The principal office of the Partnership is located at 550 Newport Center Drive, Newport Beach, California 92660 or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

      Section 2.4. Power of Attorney

      A. Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

                  (1) execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; (e) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11, 12 or 13 hereof or the Capital Contribution of any Partner; and (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

                  (2) execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole discretion of the General Partner, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner, to effectuate the terms or intent of this Agreement.

      Nothing contained herein shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

      B. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of a Limited Partner's or Assignee's Partnership Units and shall extend to a Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner, acting in good faith pursuant to such power of attorney, and each Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

      Section 2.5. Term

      The term of the Partnership commenced on November 15, 1993, the date the original Certificate was filed in the office of the Secretary of State of Delaware in accordance with the Act, and shall continue until December 31, 2092, unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 hereof or as otherwise provided by law.



                                    ARTICLE 3

                                     PURPOSE

      Section 3.1. Purpose and Business

      The purpose and nature of the Partnership is (i) to conduct the business of the ownership, construction, development and operation of multifamily rental apartment communities, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any business permitted by clause (i), or to own interests in any entity engaged in any business permitted by clause (i) and (iii) to do anything necessary or incidental to the foregoing, provided, however, such business and arrangements and interests shall be limited to and conducted in such a manner as to permit the General Partner at all times to be classified as a REIT.

      Section 3.2. Powers

      The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, provided that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole discretion, (i) could adversely affect the ability of the General Partner to continue to qualify as a REIT, (ii) could subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities or the Partnership, unless such action (or inaction) described in subclauses (i)-(iii) above shall have been specifically consented to by the General Partner in writing.

      Section 3.3. Partnership Only for Purposes Specified

      The Partnership shall be a partnership only for the purposes specified in
Section 3.1 hereof, and this Agreement shall not be deemed to create a partnership among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in
Section 3.1 hereof. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any Debt or other obligation of another Partner, nor shall the Partnership be responsible or liable for any Debt or other obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, Debt or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

      Section 3.4. Representations and Warranties by the Parties

      A. Each Person that is an individual, as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner, as the case may be, shall represent and warrant to each other Partner that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any material agreement by which such Partner or any of such Partner's property is or are bound, or any statute, regulation, order or other law to which such Partner is subject, (ii) such Partner is not a "foreign person" within the meaning of Code
Section 1445(f) nor a "foreign partner" within the meaning of Code Section 1446(e), and (iii) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.

      B. Each Person that is not an individual represents and warrants to each other Partner as a condition to becoming a Limited Partner that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or shareholder(s), as the case may be, as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership agreement, trust agreement, charter or by-laws, as the case may be, any material agreement by which such Partner or any of such Partner's properties or any of its partners, beneficiaries, trustees or shareholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, trustees, beneficiaries or shareholders, as the case may be, is or are subject, (iii) such Partner is neither a "foreign person" within the meaning of Code Section 1445(f) nor a "foreign partner" within the meaning of Code Section 1446(e), and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.

      C. Each Partner represents, warrants and agrees that it has acquired and continues to hold its interest in the Partnership for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances except as permitted under Article 11 hereof. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.

      D. The representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C hereof shall survive the execution and delivery of this Agreement by each Partner (and a Person's being admitted as a Substituted Limited Partner or an Additional Limited Partner pursuant to Sections 11.4 or
12.2 hereof) and the dissolution, liquidation and termination of the Partnership.

      E. Each Partner hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, which may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.



                                    ARTICLE 4

                              CAPITAL CONTRIBUTIONS

      Section 4.1. Capital Contributions of the Partners

      At the time of the execution of this Agreement, the Capital Contributions of the Partners are as set forth in Amendment No. 26 to Exhibit A to this Agreement. To the extent the Partnership acquires in the future any property by the merger of any other Person into the Partnership, Persons who receive Partnership Interests in exchange for their interests in the Person merging into the Partnership shall become Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement and as set forth in an amendment to Exhibit A. Each Partner shall own Partnership Units in the amount set forth for such Partner in Exhibit A, as the same may be amended from time to time, and shall have a Percentage Interest in the Junior Partnership Interests or in a series of Preferred Limited Partnership Interests as set forth for such Partner in Exhibit A, as the same may be amended from time to time, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately sales, exchanges or other Transfers, redemptions, Capital Contributions, the issuance of additional Partnership Units, or similar events having an effect on a Partner's Percentage Interest.

      In the event a Contingent Contribution Value (as defined in the TRC Contribution Agreement) is payable to TRC in additional Common Limited Partner Units as provided in such TRC Contribution Agreement, then Exhibit A shall be further amended (i) so that the "Gross Asset Value of Contributed Property" set forth opposite the name of TRC in Exhibit A shall be increased by the amount of such Contingent Contribution Value and (ii) the number of Common Limited Partner Units owned by TRC and the Percentage Interests of the General Partner and all the Common Limited Partners in the Junior Partnership Interests set forth in Exhibit A shall be revised accordingly. For purposes of the definition of Gross Asset Value, the General Partner, The Irvine Company and TRC agree that the amount set forth opposite the name of TRC under "Gross Asset Value of Contributed Property" in Exhibit A, as the same may be increased as described above, constitutes the fair market value of the assets contributed by TRC to the Partnership. At the Contingent Contribution Value Payment Date (as defined in such TRC Contribution Agreement), in the event that the Partnership is obligated to issue TRC additional Common Limited Partner Units, then the General Partner shall issue TRC a certificate representing such Common Limited Partner Units, and Exhibit A shall be modified accordingly as provided above. The Partners acknowledge and agree that this paragraph reflects the provisions of Sections 16 and 17 of Amendment No. 7 of the Prior Agreement.

      Section 4.2. Additional Capital Contribution and Loans Generally

      Except as otherwise required by law, the Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership.

      Section 4.3. Land Rights Agreement; Property Acquisitions

      A. Upon the acquisition of any Property by the General Partner pursuant to the Land Rights Agreement for REIT Shares, the General Partner will promptly contribute such Property to the Partnership. Upon such contribution the Partnership will be deemed to have issued to the General Partner a number of General Partner Units equal to the number of REIT Shares issued by the General Partner in such acquisition divided by the Conversion Factor in effect on the date of issuance of such REIT Shares, and the Junior Percentage Interest of the General Partner and all other Common Limited Partners shall be adjusted based on that number of Partnership Units.

      B. Upon the acquisition of Property pursuant to the Land Rights Agreement for an additional Common Limited Partner Interest, the Partnership will issue a number of Common Limited Partner Units equal to the amount of Common Limited Partner Units determined pursuant to the Land Rights Agreement, and the Junior Percentage Interest of the Property transferor, the General Partner and all other Common Limited Partners shall be adjusted based on that number of Partnership Units.

      Section 4.4. Loans by Third Parties

      Subject to Section 4.5 hereof, the Partnership may incur Debt, or enter into other similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any further acquisition of Properties) from any Person upon such terms as the General Partner determines appropriate; provided that, any Debt which refinances Debt outstanding upon the closing of the Initial Public Offering, shall be non-recourse to the General Partner, except to the extent otherwise agreed to by the General Partner.

      Section 4.5. Additional Funding and Capital Contributions

      A. General. The General Partner may, at any time and from time to time determine that the Partnership requires additional funds ("Additional Funds") for the acquisition of additional Properties or for such other purposes as the General Partner may determine. Additional Funds may be raised by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.5. Except as set forth in this Section 4.5, no Person shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest. Capital Contributions received pursuant to Section 11.7.C will not be subject to Section 4.5.A.

      B. Notice of Additional Capital Contributions. Except as provided in the last sentence of Section 4.5.G, the General Partner shall give written notice (the "Funding Notice") to the Original Limited Partners of the need for Additional Funds and the anticipated source(s) thereof.

      C. General Partner Loans. The General Partner, subject to Section 4.5.G below, may enter into a Funding Debt including, but not limited to, a Funding Debt that is convertible into REIT Shares and lend the Additional Funds to the Partnership (a "General Partner Loan"). If the General Partner enters into such a Funding Debt, the General Partner Loan will consist of the net proceeds from such Funding Debt and, to the extent permitted by law, will be on the same terms and conditions, including interest rate and repayment schedule, and providing for the reimbursement of costs and expenses, as shall be applicable with respect to or incurred in connection with such Funding Debt. Otherwise, all General Partner Loans made pursuant to this Section 4.5 shall be on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any third party.

      D. Additional Limited Partners. The General Partner on behalf of the Partnership may raise all or any portion of the Additional Funds by accepting additional Capital Contributions (i) in the case of cash, subject to Section 4.5.G, from any Partners or any third party or (ii) in the case of property other than cash, from any Partner and/or third parties, and either (A) in the case of Partners, increasing such Partner's Partnership Interest, or (b) in the case of a third party, admitting such third party as an Additional Limited Partner. Subject to the terms of this Section 4.5 and to the definition of Gross Asset Value, the General Partner shall determine in good faith the amount, terms and conditions of such additional Capital Contributions.

      E. Issuance of Shares or Securities by the General Partner. The General Partner shall not issue any additional REIT Shares (other than REIT Shares issued pursuant to Section 4.3.A, 4.6, 4.8 or 8.6 hereof or pursuant to a dividend or distribution (including any stock split) of REIT Shares to all of its stockholders), shares of preferred stock of the General Partner or New Securities unless (i) the General Partner shall make a Capital Contribution of the proceeds from the issuance of such additional REIT Shares, shares of preferred stock or New Securities, as the case may be, and from the exercise of the rights contained in such additional New Securities, as the case may be, provided that with respect to any issuance of preferred stock of the General Partner or New Securities, the General Partner at its option may, in lieu of making a Capital Contribution and issuing Preferred Limited Partner Interests to the General Partner as provided in Section 4.5.F hereof, loan the proceeds from the issuance of such shares of preferred stock or New Securities to the Partnership on a subordinated basis, such loan to be on terms and conditions no less favorable to the Partnership than would be available to the Partnership from a third party, and (ii) the General Partner shall have delivered to the Original Limited Partners a Funding Notice regarding the securities to be issued.

      F. Issuances of Additional Limited Partner Interests. In accordance with this Section 4.5, the General Partner is hereby authorized, without the consent of the Limited Partners, other than as provided in Section 7.3.D hereof or in a Designation Instrument, to cause the Partnership from time to time to issue to the Partners (including the General Partner) or other Persons Common Limited Partner Interests (in addition to Common Limited Partner Interests issued in accordance with Sections 4.3.B and 4.8.A hereof) and Preferred Limited Partner Interests. Preferred Limited Partner Interests may be issued in one or more series, with such rights and powers senior to the General Partner Interest and the Common Limited Partner Interests and such other rights, powers and duties as shall be determined by the General Partner in its sole and absolute discretion subject to the Act and Delaware law and as set forth in a Designation Instrument, including, without limitation, (i) the allocations of Tax Items to Preferred Limited Partner Interests as a class or to a specific series of Preferred Limited Partner Interests, (ii) the rights of a series of Preferred Limited Partner Interests to share in Partnership distributions of Available Cash, and (iii) the rights of a series of Preferred Limited Partner Interests upon dissolution, liquidation, winding-up or termination of the Partnership, including, without limitation, the Liquidation Preference Amount with respect to such series. Notwithstanding the foregoing, no Preferred Limited Partner Interests shall be issued to the General Partner unless (i) the Preferred Limited Partner Interests are issued in connection with an issuance of preferred stock of the General Partner which shares of preferred stock have designations, preferences and other rights such that the economic interests attributable to such shares of preferred stock are substantially similar to the designations, preferences and other rights of the Preferred Limited Partner Interests issued to the General Partner and (ii) the General Partner shall make a Capital Contribution to the Partnership in accordance with Section 4.5.E in an amount equal to the proceeds raised in connection with the issuance of such shares of preferred stock of the General

Partner. Unless otherwise specified in the Designation Instrument, with respect to any series of Preferred Limited Partner Interests issued to the General Partner or IAC Capital Trust in consideration of the proceeds received by the General Partner or IAC Capital Trust from a concurrent offering of preferred stock of the General Partner or preferred securities of IAC Capital Trust, respectively, the General Partner or IAC Capital Trust, as the case may be, shall be deemed to have made (notwithstanding the actual amount of the contribution) a Capital Contribution to the Partnership in the amount of the gross proceeds of such issuance of preferred stock or preferred securities, as the case may be. Upon issuance of a series of Preferred Limited Partner Interests, the Designation Instrument applicable to such series shall constitute an amendment to this Agreement and shall become a part hereof whether or not actually attached to this Agreement.

      G. Participation Rights of Partners. The Funding Notice delivered by the General Partner prior to its making or accepting (on behalf of the Partnership) any additional cash Capital Contributions pursuant to Section 4.5.A, 4.5.D, 4.5.E or, if any Preferred Limited Partner Interests are convertible into, or exercisable or exchangeable for, Common Limited Partner Interests or REIT Shares or securities whether issued by the Partnership or the General Partner which are convertible into, or exercisable or exchangeable for, REIT Shares, 4.5.F hereof shall contain the total amount of additional Capital Contributions sought to be made to the Partnership, and the terms and conditions pertaining thereto. Except as provided in the last sentence of this Section 4.5.G, each Original Limited Partner then holding a Common Limited Partner Interest may elect to make an additional Capital Contribution not to exceed the product of (i) the total amount of additional Capital Contributions being sought, and (ii) such Partner's Junior Percentage Interest (with such product deemed the "Pro Rata Contribution"). The Funding Notice delivered by the General Partner prior to its making any loans to the Partnership pursuant to Section 4.5.C herein shall contain the total amount of the loan to be made to the Partnership. Each Original Limited Partner then holding a Common Limited Partner Interest may elect to participate in such loan in an amount not to exceed the product of (i) the total amount of the loan, and (ii) such Limited Partner's Junior Percentage Interest (with such product deemed the "Pro Rata Participation"). Such election shall be made, if at all, by providing written notice thereof (the "Election Notice") to the General Partner within fifteen
(15) days after delivery of the Funding Notice. Failure to respond to such notice shall be deemed to be an election by such Original Limited Partner not to make such Capital Contribution or participate in such loan. Such Election Notice shall contain the amount of the additional Capital Contribution or the loan participation, if any, the Original Limited Partner is to make (such additional Capital Contribution not to exceed the respective Pro Rata Contribution of such Original Limited Partner and such loan participation not to exceed the respective Pro Rata Participation of such Original Limited Partner) equal to all or any portion of its Pro Rata Contribution or Pro Rata Participation. No Original Limited Partner shall have any participation right under this Section 4.5.G in connection with the Partnership raising Additional Funds through the issuance of Preferred Limited Partner Interest to IAC Capital Trust unless such Preferred Limited Partner Interests are convertible into, or exercisable or exchangeable for, Common Limited Partner Interests or REIT Shares or securities whether issued by the Partnership or the General Partner which are convertible into, or exercisable or exchangeable for, REIT Shares and as a result no Funding Notice need be given to the Original Limited Partners in connection therewith.

      H.    Percentage Interest Adjustments.

      (1) Upon the acceptance of additional cash Capital Contributions pursuant to this Section 4.5, the Percentage Interests of the Partners shall be adjusted based upon the number of Partnership Units issued in connection with such Capital Contribution, provided that in connection with a Capital Contribution by any Original Limited Partner pursuant to an Election Notice under Section 4.5.G in response to (i) a Funding Notice relating to the Second Offering, such Original Limited Partner shall be deemed to have contributed to the Partnership an amount equal to the cash actually contributed by such Original Limited Partner on the Adjustment Date, minus an amount equal to the aggregate underwriting discounts and commissions that would have been applicable to REIT Shares if the cash contributed by such Original Limited Partner on the Adjustment Date had been used to acquire REIT Shares in the Second Offering, and
(ii) a Funding Notice relating to any offering of REIT Shares subsequent to the Second Offering in which the amount of cash actually contributed by such Original Limited Partner per Common Limited Partner Unit (the "L.P. Per Unit Contribution") is greater than the amount of cash per General Partner Unit actually contributed by the General Partner in respect of the REIT Shares sold in such offering (the "G.P. Per Unit Contribution"), such Original Limited Partner shall be deemed to have contributed to the Partnership an amount equal to the cash actually contributed by such Original Limited Partner on the Adjustment Date minus an amount equal to the product of (A) the L.P. Per Unit Contribution minus the G.P. Per Unit Contribution and (B) the number of Common Limited Partner Units purchased by such Original Limited Partner pursuant to such Election Notice.

      (2) Upon the acceptance of additional Capital Contributions pursuant to this Section 4.5 in the form of Property other than cash, the amount of the Capital Contribution shall be equal to the Gross Asset Value of the Property contributed as of the Adjustment Date, net of any liabilities assumed by the Partnership in connection with such assets or Nonrecourse Liabilities to which such Property is subject, and the Percentage Interests of the Partners shall be adjusted based upon the number of Partnership Units issued in connection with such Capital Contribution; provided that with respect to the Capital Contribution made by TRC pursuant to the TRC Contribution Agreement, the Junior Percentage Interest of TRC, the General Partner and all other Common Limited Partners shall be adjusted based on the number of Common Limited Partnership Units issued from time to time to TRC pursuant to such TRC Contribution Agreement as provided in Section 4.1.

      (3) Upon the acceptance of additional Capital Contributions pursuant to this Section 4.5 in the form of cash and other Property, the amount of the Capital Contribution shall be equal to the sum of (A) the amount of cash contributed on the Adjustment Date and (B) the Gross Asset Value of the Property contributed as of the Adjustment Date, net of any liabilities assumed by the Partnership in connection with such assets or Nonrecourse Liabilities to which the Property is subject, and the Percentage Interests of the Partners shall be adjusted based on the number of Partnership Units issued in connection with such Capital Contribution.

      Section 4.6. Stock Incentive Plans

      If at any time or from time to time, in connection with the General Partner's Stock Incentive Plans, any stock options granted are duly exercised or stock is issued in satisfaction of phantom stock unit grants, or stock becomes non-forfeitable pursuant to a vesting provision:

                  A. The General Partner shall, as soon as practicable after such exercise, make a Capital Contribution to the Partnership in an amount equal to the exercise price paid to the General Partner by such exercising party in connection with the exercise of the stock option or the purchase price, if any, for such stock; and

                  B. Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 4.6.A above, the General Partner shall be deemed to have contributed to the Partnership as a Capital Contribution, in consideration of an additional General Partner Interest, an amount equal to the Value as of the date of exercise (provided, that, for these purposes, only the trading date on which the purchase of the REIT Shares by such exercising party is consummated shall be considered) or the date of delivery or vesting of shares, as the case may be, multiplied by the number of REIT Shares acquired under the General Partner's Stock Incentive Plans.

                  C. A Junior Percentage Interest adjustment shall be made pursuant to the terms of Section 4.5.H in which the General Partner shall be treated as having made a cash contribution equal to the amount described in Section 4.6.B. hereof.

      Section 4.7. No Third Party Beneficiary

      No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners.

      Section 4.8. DRIP/ACP Plans

      A. If at any time or from time to time, in connection with the General Partner's DRIP/ACP Plan, any REIT Shares are to be issued by the General Partner out of its authorized but unissued REIT Shares in satisfaction of the General Partner's obligations thereunder:

                  (1) Promptly following the close of business on the third business day preceding each DRIP/ACP Investment Date but subject to having received the notice referred to in clause (5) below, the General Partner shall give notice (which shall constitute a Funding Notice for purposes of Section 4.5.G.) to each Original Limited Partner then holding a Common Limited Partner Interest of the DRIP/ACP Investment Amount to be invested in newly issued REIT Shares on such DRIP/ACP Investment Date. Such notice shall also set forth the Maximum Limited Partner Investment Amount of the Original Limited Partners and the percentage of the DRIP/ACP Investment Amount constituting the DRIP Investment Amount (the "DRIP Percentage") and the percentage constituting the ACP Investment Amount.

                  (2) Not later than the close of business on the business day immediately preceding each DRIP/ACP Investment Date, the Original Limited Partners then holding Common Limited Partner Interests shall give irrevocable written notice to the General Partner of whether the Original Limited Partners or any one or more of them elect to make a cash investment on such DRIP/ACP Investment Date (not to exceed the Maximum Limited Partner Investment Amount) for the purchase of additional Common Limited Partner Interests in order to maintain the aggregate Junior Percentage Interest of the Original Limited Partners in the Partnership. Such notice shall specify the Actual Limited Partner Investment Amount if the amount to be invested is less than the Maximum Limited Partner Investment Amount and the identities of the Original Limited Partner(s) which will make such cash investment, provided that the Original Limited Partners shall have the right to designate any wholly owned subsidiary of The Irvine Company as the entity which shall make a Capital Contribution in respect of all or a portion of the Actual Limited Partner Investment Amount (the Original Limited Partner(s) or such subsidiary making the cash investment, the "Investing Entities"). Failure by the Original Limited Partners to respond to the Funding Notice shall be deemed an election by such Limited Partners not to make any cash investment on such DRIP/ACP Investment Date.

                  (3) The General Partner shall, as soon as practicable following the DRIP/ACP Investment Date, make a Capital Contribution to the Partnership in an amount equal to the DRIP/ACP Investment Amount for such DRIP/ACP Investment Date, provided that notwithstanding the amount of the Capital Contribution actually made pursuant to the foregoing, the General Partner shall be deemed to have contributed to the Partnership as a Capital Contribution, in consideration of an additional General Partner Interest, an amount equal to the Value as of the date of issuance of the REIT Shares issued by the General Partner on such DRIP/ACP Investment Date pursuant to the DRIP/ACP Plan (provided, that, for these purposes, only the DRIP/ACP Investment Date shall be considered) multiplied by the number of REIT Shares issued on such DRIP/ACP Investment Date pursuant to the DRIP/ACP Plan. Upon such contribution the Partnership will be deemed to have issued to the General Partner a number of General Partner Units equal to the number of newly issued REIT Shares issued by the General Partner on such DRIP/ACP Investment Date pursuant to the DRIP/ACP Plan, and the Junior Percentage Interest of the General Partner and all other Common Limited Partners shall be adjusted based on that number of Partnership Units.

                  (4) As soon as practicable following the DRIP/ACP Investment Date, the Investing Entities shall make a Capital Contribution to the Partnership in an amount equal to the Actual Limited Partner Investment Amount for such DRIP/ACP Investment Date. Upon such contribution the Partnership will issue a number of Common Limited Partners Units equal to the Corresponding L.P. Unit Amount, and the Junior Percentage Interest of the General Partner and the Common Limited Partners shall be adjusted based on that number of Partnership Units. Notwithstanding the amount of the Capital Contribution actually made pursuant to the foregoing, each Investing Entity shall be deemed to have contributed to the Partnership as a Capital Contribution an amount equal to the Value as of the date of issuance of the REIT Shares issued by the General Partner on such DRIP/ACP Investment Date pursuant to the DRIP/ACP Plan (provided, that for these purposes, only the DRIP/ACP Investment Date shall be considered) multiplied by the product of (i) the number of Common Limited Partner Units issued to such Investing Entity and (ii) the then current Conversion Factor.

                  (5) Promptly following the close of business on the third business day preceding each DRIP/ACP Investment Date, the Original Limited Partners shall give written notice to the General Partner of
            (i) the number of REIT Shares beneficially owned by the Original Limited Partners and Irvine Persons as of such close of business (whether under the DRIP/ACP Plan or otherwise), (ii) the aggregate amount of dividends to be paid with respect to such number of REIT Shares, if any, which such Persons have elected to be reinvested in newly issued REIT Shares on such DRIP/ACP Investment Date pursuant to the DRIP/ACP Plan and (iii) the aggregate amount of additional cash, if any, to be invested by all such Persons in newly issued REIT Shares on such DRIP/ACP Investment Date pursuant to the DRIP/ACP Plan. Such notice shall be provided by The Irvine Company on behalf of all such Persons so long as The Irvine Company or any of its Affiliates is the holder of a Common Limited Partner Interest (and thereafter by the Original Limited Partner holding the largest Junior Percentage Interest in the Partnership) and such information shall be used by the General Partner in determining the DRIP/ACP Investment Amount for purposes of the notice given by it pursuant to Section 4.8.A(1). In the event the notice required by this clause (5) is not given by the close of business on the second business day preceding a DRIP/ACP Investment Date, the General Partner shall determine the DRIP/ACP Investment Amount based on the following assumptions: (i) that the Original Limited Partners and Irvine Persons beneficially own the number of REIT Shares set forth in the most recent Form 3 or Form 4 or
            Schedule 13G filed by such Persons pursuant to the Securities Exchange Act of 1934, as amended, (ii) that such Persons will reinvest pursuant to the DRIP/ACP Plan all the dividends to be paid on such number of REIT Shares on the applicable DRIP/ACP Investment Date and (iii) that each such Person will make on the applicable DRIP/ACP Investment Date the maximum additional cash investment permitted by the DRIP/ACP Plan to be made by such Person on such DRIP/ACP Investment Date.

      B. If at any time or from time to time, in connection with the General Partner's DRIP/ACP Plan, any REIT Shares are to be issued by the General Partner out of its authorized but unissued REIT Shares in satisfaction of the General Partner's obligations under Section 4.2 of the Miscellaneous Rights Agreement:

                  (1) The General Partner shall, as soon as practicable, after the issuance of such REIT Shares, make a Capital Contribution to the Partnership in an amount equal to the price paid to the General Partner for such REIT Shares as set forth in Section 4.2 of the Miscellaneous Rights Agreement.

                  (2) Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 4.8.B(1) above, the General Partner shall be deemed to have contributed to the Partnership as a Capital Contribution, in consideration of an additional General Partner Interest, an amount equal to the Value as of the date of issuance of such REIT Shares (provided, that, for these purposes, only the trade date on which the purchase of the REIT Shares is consummated shall be considered) multiplied by the number of REIT Shares issued pursuant to Section 4.2 of the Miscellaneous Rights Agreement.

                  (3) The Partnership will be deemed to have issued to the General Partner a number of General Partner Units equal to the number of newly issued REIT Shares issued by the General Partner pursuant to Section 4.2 of the Miscellaneous Rights Agreement and the Junior Percentage Interest of the General Partner and all Common Limited Partners shall be adjusted based on that number of Partnership Units.

                                    ARTICLE 5

                                  DISTRIBUTIONS

      Section 5.1. Requirements and Characterization of Distributions

      The General Partner shall cause the Partnership to distribute quarterly all, or such portion as the General Partner may in its discretion determine, including, but not limited to, as a consequence of such reserves as the General Partner may deem appropriate, of Available Cash generated by the Partnership during such quarter to the Partners who are Partners on the applicable Partnership Record Date with respect to such quarter in the following order of priority:

                  (i) First, to the Preferred Limited Partners in such amount as is required for the Partnership to pay all distributions with respect to the Preferred Limited Partner Units held by such Preferred Limited Partners due or payable in accordance with the Designation Instrument or Instruments for such Preferred Limited Partner Units through the last day of such quarter (or the last day of the quarterly period set forth in such Designation Instrument or Instruments); such distributions to be made to the Preferred Limited Partners in such order of priority and with such preferences as have been established with respect to such Preferred Limited Partner Units as set forth in the Designation Instrument or Instruments; and

                  (ii) Then, to the General Partner and the Common Limited Partners in accordance with their respective Junior Percentage Interests on such Partnership Record Date.

Subject to the prior rights of holders of Preferred Limited Partner Units with respect to distributions of Available Cash, the General Partner in its sole discretion may distribute to the General Partner and the Common Limited Partners Available Cash (excluding amounts previously distributed to Preferred Limited Partners as provided above) in accordance with their Junior Percentage Interests on a more frequent basis and provide for an appropriate record date. The General Partner shall take such reasonable efforts consistent with its qualification as a REIT, to cause the Partnership to distribute sufficient amounts to enable the General Partner to pay stockholder dividends that will (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations, and (b) avoid any federal income or excise tax liability of the General Partner .

      Notwithstanding anything to the contrary contained herein, in no event shall any Partner receive a distribution of Available Cash in respect of Junior Partnership Interests with respect to any quarter or other period until such time as the Partnership has distributed to the Preferred Limited Partners an amount sufficient to pay all distributions payable with respect to the

Preferred Limited Partner Interests held by such Preferred Limited Partners in accordance with the Designation Instrument or Instruments through the last day of the most recently ended quarterly period set forth in each such Designation Instrument.

      Section 5.2. Distributions in Kind

      No right is given to any Partner to demand and receive property other than cash. The General Partner may determine, in its sole discretion but subject to the rights of Preferred Limited Partner Interests, to make a distribution in kind to the General Partner and the Common Limited Partners of Partnership assets, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5, 6 and 10 hereof.

      Section 5.3. Distributions Upon Liquidation

      Proceeds from a Terminating Capital Transaction, and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership, shall be distributed to the Partners in accordance with Section 13.2.

      Section 5.4. Restricted Distributions

      Notwithstanding any provision to the contrary contained herein, the Partnership, and the General Partner on behalf of the Partnership, shall not make a distribution to any Partner on account of its interest in the Partnership if such distribution would violate Section 17-607 of the Act or other applicable law.

                                    ARTICLE 6

                                   ALLOCATIONS

      Section 6.1. Allocations in General

      Except as otherwise provided in this Article 6, and subject to Section 11.6.C, Net Income and Net Loss will be allocated to each of the Partners at the end of each calendar month using the interim closing of the books method and taking into account varying interests in accordance with the greater part of the month convention consistent with Section 11.6.C.

      Section 6.2. Additional Allocation Provisions

      A.    Special Allocations

      For each Partnership Year there shall be a special allocation to the Original Limited Partners (other than SVC and any Person (including the Members of SVC) to whom SVC

Transfers its Common Limited Partner Interests) which when added to amounts allocated under Section 6.1 and 6.3.B will result in a total allocation to such Original Limited Partners of (i) all remaining low-income housing tax credits of the Existing Property Partnership, determined solely by reference to the adjusted tax basis of the assets of the Existing Property Partnership at June 30, 1995, allocated to the Partnership with respect to the Existing Property Partnership Interest and (ii) all Depreciation allocated to the Partnership with respect to the Existing Property Partnership Interest determined solely by reference to the adjusted tax basis of the assets of the Existing Property Partnership at June 30, 1995; it being understood that any additional low-income housing tax credits becoming available to the Existing Property Partnership, and any additional Depreciation resulting from increases to the adjusted tax basis of the assets of the Existing Property Partnership, in each case from and after July 1, 1995, shall not be subject to the special allocation provided for in this clause (3). Except as provided in this Section 6.2.A, Depreciation shall be allocated in accordance with Section 6.1 and 6.3.B.

      B.    Regulatory Allocations

      Notwithstanding the foregoing provisions of this Article 6:

                  (1) Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.2.B(1) is intended to qualify as a "minimum gain chargeback" within the meaning of Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

                  (2) Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.2.B(1) hereof, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.2.B(2) is intended to qualify as a "chargeback of partner nonrecourse debt minimum gain" within the meaning of Regulation Section 1.704-2(i) and shall be interpreted consistently therewith.

                  (3) Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Partners in accordance with their Percentage Interests. Any Partner Nonrecourse Deductions for any Partnership Year shall be allocated to each Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

                  (4) Qualified Income Offset. If any Partner unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to the Partner in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of the Partner as quickly as possible, provided that an allocation pursuant to this Section 6.2.B(4) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.2.B(4) were not in the Agreement. It is intended that this Section 6.2.B(4) qualify and be construed as a "qualified income offset" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  (5) Gross Income Allocation. If any Partner has a deficit Capital Account at the end of any Partnership Year which is in excess of the sum of (1) the amount (if any) such Partner is obligated to restore to the Partnership, and (2) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible to eliminate such deficit, provided that an allocation pursuant to this Section 6.2.B(5) shall be made if and only to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.2.B(5) and Section 6.2.B(4) were not in the Agreement.

                  (6) Limitation on Allocation of Net Loss. To the extent any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Partner, such allocation of Net Loss shall be reallocated among the other Partners in accordance with their respective Partnership Interests, subject to the limitations of this Section 6.2.B(6).

                  (7) Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code
            Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or (4) to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of his interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their Percentage Interests in the Partnership in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partners to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

                  (8) Curative Allocation. The allocations set forth in Sections 6.2.B(1), (2), (3), (4), (5), (6) and (7) hereof (the
            "Regulatory Allocations") are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Sections 6.1 and 6.2.A, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Partners so that, to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.

      C. Excess Nonrecourse Liability Allocation. For purposes of determining a Partner's proportional share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Regulations Sections 1.752-3(a)(3), each Partner's interest in Partnership profits shall be such Partner's Percentage Interest.

      D. Priority Allocation With Respect to Preferred Limited Partner Interests. Notwithstanding any other provision of this Agreement, for each Partnership Year, Partnership gross income shall be specially allocated to the Preferred Limited Partners in an amount equal to the distributions received by the Preferred Limited Partners pursuant to Section 5.1(i) hereof for such Partnership Year (other than any distributions that are treated as being in satisfaction of the Liquidation Preference Amount for any Preferred Limited Partner Interest).

      Section 6.3. Tax Allocations

      A. In General. Except as otherwise provided in this Section 6.3, for income tax purposes each Tax Item shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 6.1 and 6.2 hereof.

      B.    Allocations Respecting Section 704(c) Revaluations. Notwithstanding
Section 6.3.A above, Tax Items with respect to Property of the Partnership that is contributed to the Partnership with a Gross Asset Value that differs from its basis in the hands of the contributing Partner immediately preceding the date of contribution shall be allocated for income tax purposes pursuant to Regulations promulgated under Section 704(c) of the Code to the extent of such difference and thereafter in accordance with Section 6.3.A. The General Partner shall make allocations in accordance with the deferred sale method of accounting with respect to gain on such property if the Regulations under Section 704(c) of the Code are applicable to the Contributed Properties of the Partnership.



                                    ARTICLE 7

                      MANAGEMENT AND OPERATIONS OF BUSINESS

      Section 7.1. Management

      A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3 hereof, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in
Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

            (1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the General Partner or IAC Capital Trust (so long as the General Partner or IAC Capital Trust, as applicable, qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its stockholders sufficient to permit the

                  General Partner or IAC Capital Trust to maintain REIT status), provided that, except as provided in Section 10.4, the General Partner is prohibited from lending money or permitting the Partnership to lend money to any Irvine Person, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

            (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

            (3) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership (including the exercise or grant of any conversion, option, privilege, or subscription right or any other right available in connection with any assets at any time held by the Partnership) or the merger or other combination of the Partnership with or into another entity (all of the foregoing subject to any prior approval only to the extent required by
                  Section 7.3 hereof), provided that, in the event of any sale, exchange, ---- disposition or other transfer of any Property of the Partnership, or the merger or other combination of the Partnership with or into another entity, the Partnership shall no later than the end of the calendar quarter in which such sale, exchange, disposition, other transfer, merger or combination becomes a taxable event to the General Partner or any of the Common Limited Partners effect a distribution of cash pro rata by Junior Percentage Interests (or, at the option of the General Partner, a promissory note of the Partnership, bearing interest (to the extent permitted by law) at a rate per annum equal to the dividend yield on the REIT Shares, based on the most recent quarterly dividend and the Value as of the date of issuance of such note, and due and payable as soon as reasonably practicable but in no event later than 45 days after the date of issuance), in addition to its then regular quarterly distribution with respect to the Junior Partnership Interests, in an amount such that the pro rata share thereof received by each such Partner shall equal or exceed the total liability of such Partner for federal, state and local income and franchise taxes resulting from such sale, exchange, disposition, other transfer, merger or combination and from such distribution as determined in accordance with the books and records of the Partnership (which determination will be conclusive and binding absent manifest error).

            (4) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the General Partner, the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including, without limitation, the Partnership's Subsidiaries) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment and the making of capital contributions to its Subsidiaries;

            (5) the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership;

            (6) the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership's assets;

            (7) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

            (8) holding, managing, investing and reinvesting cash and other assets of the Partnership;

            (9) the collection and receipt of revenues and income of the Partnership;

            (10) the establishment of one or more divisions of the Partnership, the selection and dismissal of employees of the Partnership, any division of the Partnership or the General Partner (including, without limitation, employees designated as officers having titles such as "president", "vice president", "secretary" and "treasurer" of the Partnership, any division of the Partnership or the General Partner), and agents, outside attorneys, accountants, consultants and contractors of the Partnership, any division of the Partnership or the General Partner and the determination of their compensation and other terms of employment or hiring;

            (11) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

            (12) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity investment from time to time);

            (13) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of, any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

            (14) the undertaking of any action in connection with the Partnership's direct or indirect investment in its Subsidiaries or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

            (15) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

            (16) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

            (17) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest, pursuant to contractual or other arrangements with such Person;

            (18) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement; and

            (19) the issuance of additional Partnership Units as appropriate in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article 4 hereof.

      B. Except as provided in Section 7.3 hereof, each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

      C. At all times from and after the Prior Agreement Effective Date, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the Properties of the Partnership and (ii) liability insurance for the Indemnitees hereunder.

      D. At all times from and after the Prior Agreement Effective Date, the General Partner may cause the Partnership to establish and maintain any and all reserves, working capital accounts and other cash or cash equivalents in such amounts as the General Partner, in its sole discretion, deems appropriate and reasonable from time to time.

      E. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it. Except as otherwise provided in the Declaration of Trust and Section 7.4.D hereof, the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement so long as the action or inaction is taken in good faith.

      Section 7.2. Certificate of Limited Partnership

      To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state or the District of Columbia, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A(4) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware, the State of California, and any other state, or the District of Columbia, in which the Partnership may elect to do business or own property.

      Section 7.3. Restrictions on General Partner's Authority

      A. The General Partner may not take any action in contravention of this Agreement, including, without limitation:

      (1) take any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

      (2) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose except as otherwise provided in this Agreement;

      (3) admit a Person as a Partner, except as otherwise provided in this Agreement;

      (4) perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act; or

      (5) enter into any contract, mortgage, loan or other agreement that prohibits or restricts, or has the effect of prohibiting or restricting (i) the General Partner or the Partnership from satisfying its obligations under Section 8.6 in full or (ii) the ability of a Common Limited Partner from exercising its rights under
            Section 8.6 in full; except in each case with the written consent of each Common Limited Partner affected by the prohibition or restriction.

      B. The General Partner shall not, without the prior Consent of the Common Limited Partners, undertake any of the following actions or enter into any transaction which would have the effect of such transactions:

      (1) except as provided in Sections 7.3.C and 7.3.D, hereof, amend, modify or terminate this Agreement other than to reflect the admission, substitution, or withdrawal of partners pursuant to Articles 11 and 12 hereof;

      (2) make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Partnership;

      (3) institute any proceeding for bankruptcy on behalf of the Partnership;

      (4) subject to the rights of Transfer provided in Section 11.2 hereof, Transfer the Partnership Interest of the General Partner including through any merger, consolidation or liquidation of the General Partner, or admit into the Partnership any successor General Partners;

      (5) take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Partnership) other than its interest in the Partnership or conduct business other than through the Partnership, or for the General Partner or the Partnership to engage in any business other than the ownership, construction, development and operation of multifamily rental apartment communities.

      C. Notwithstanding Section 7.3.B hereof, the General Partner shall have the power, without the Consent of any Limited Partners, to amend this Agreement (including a Designation Instrument) as may be required to facilitate or implement any of the foregoing purposes:

      (1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

      (2) to reflect the admission, substitution, or withdrawal of Partners in accordance with this Agreement, and to amend Exhibit A to the Agreement in connection with such admission, substitution or withdrawal;

      (3) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

      (4) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

      (5) to reflect such changes as are reasonably necessary for the General Partner or IAC Capital Trust to maintain status as a REIT;

      (6) to modify the manner in which Capital Accounts are computed but only to the extent set forth in the definition of "Capital Account"; and

      (7) to set forth in a Designation Instrument the rights, powers and duties of holders of Preferred Limited Partnership Interests issued pursuant to Section 4.5.F hereof, subject to the rights set forth in the Designation Instrument of any outstanding series of Preferred Limited Partner Units.

      The General Partner will provide notice to the Limited Partners when any action under this Section 7.3.C is taken.

      D. Notwithstanding Sections 7.3.B and 7.3.C hereof, this Agreement shall not be amended, and no action may be taken by the General Partner, without the Consent of each Common Limited Partner adversely affected and each Preferred Limited Partner materially and adversely affected in each case if such amendment or action would (i) convert a Limited Partner Interest in the Partnership into a General Partner Interest (except as a result of the General Partner acquiring such interest), (ii) modify the limited liability of a Limited Partner, (iii) alter rights of the Partner to receive distributions pursuant to Article 5,
Article 10 or Section 7.1.A(3) hereof or the allocations specified in Article 6 (except in any such case as permitted pursuant to Section 4.5 and Section 7.3.C(3) or (7)), (iv) alter or modify the right of a Common Limited Partner to effect an Exchange or Cash Tender pursuant to Section 8.6 hereof or amend or modify any related definitions, (v) cause the termination of the Partnership prior to the time set forth in Sections 2.5 or 13.1, (vi) alter or modify
Section 11.3.F or (vii) amend this Section 7.3.D, provided that (1) with respect to the foregoing clause (iii), the Consent of each Preferred Limited Partner materially and adversely affected by such amendment or action shall only be required if the applicable Designation Instrument or Instruments require such unanimous Consent and, if not so required by such Designation Instrument or Instruments, then such amendment or action shall only require the approval of such percentage of Preferred Limited Partner Interests as shall be set forth in the applicable Designation Instrument or Instruments, (2) only the Consent of Common Limited Partners shall be required under clauses (iv), (v) and (vi) above, and (3) with respect to clause (vii) above, the Consent of Preferred Limited Partners shall be required only if the amendment to this Section 7.3.D materially and adversely affects the rights, powers and duties of the Preferred Limited Partner Interests. Further, no amendment may alter the restrictions on the General Partner's authority set forth in this Section 7.3 without the appropriate consent.

      E. For so long as the Common Limited Partner Interests of all of the Common Limited Partners of the Partnership equal, in the aggregate, not less than ten percent (10%) of the aggregate Junior Partnership Interests, the General Partner shall not, without the prior Consent of the Common Limited Partners, undertake, on behalf of the Partnership, any of the following actions:

      (1) Agree to or consummate any merger, consolidation, reorganization or other business combination to which the Partnership is a party, in each case resulting in the disposition by the then Common Limited Partners and Assignees of all outstanding Common Limited Partner Interests and interests of Assignees therein in consideration for (a) cash, (b) debt instruments or other evidences of indebtedness, (c) other securities issued by a corporation, partnership or other entity, other than (i) the General Partner, (ii) the Partnership or (iii) any entity at least 80% of the total assets of which (on the basis of market value) are comprised of assets which, immediately prior to such transaction, were assets of the Partnership, or (d) any combination of the consideration described in (a), (b) and/or (c) above.

      (2) Sell or otherwise transfer all or substantially all of the assets of the Partnership.

      F. The Partnership, and the General Partner on behalf of the Partnership, may enter into and perform any and all agreements (including, without limitation, the Miscellaneous Rights Agreement, the Land Rights Agreement and the underwriting agreement relating to the Initial Public Offering) referred to in, contemplated by, or included as an exhibit (or as an exhibit to an exhibit) to, the General Partner's Registration Statement on Form S-11 (No. 33-68830) relating to the Initial Public Offering or necessary to effect the transfer of assets to the Partnership or the assignments and assumptions of debt or other obligations or liabilities by the Partnership, in each case without any further act, vote or approval of any Partner notwithstanding any other provision of this Agreement.

      G. Except as provided in Section 7.3.D or in a Designation Instrument with respect to a series of Preferred Limited Partner Interests and except as otherwise required by the Act or Delaware law, the Preferred Limited Partners shall have no right to act, approve, consent or vote on any matter or any action (or inaction) by the General Partner pursuant to its authority under this Agreement.

      H. The Partnership, and the General Partner on behalf of the Partnership, may enter into and perform any and all agreements (including, without limitation, the Declaration of Trust and the underwriting agreement) referred to in or contemplated by the registration statement on Form S-11 (Nos. 333-39405 and 333-39405-01) of IAC Capital Trust and the Partnership and any future registration statement filed by IAC Capital Trust with the Securities and Exchange Commission with respect to the issuance of preferred securities of IAC Capital Trust, without any further act, vote, consent or approval of any Partner notwithstanding any other provisions of this Agreement.

      Section 7.4. Reimbursement of the General Partner; Reimbursement of Limited Partners

      A. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not receive payments from the Partnership or be compensated for its services as general partner of the Partnership.

      B. The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its reasonable discretion, for all of its expenses including, without limitation, (i) expenses relating to the ownership of interests in and operation of, or for the benefit of, the Partnership, (ii) compensation of its officers and employees including, without limitation, payments under the General Partner's Stock Incentive Plans that provides for stock units, or other phantom stock, pursuant to which employees of the General Partner will receive payments based upon dividends on or the value of REIT Shares, (iii) director fees and expenses and (iv) all costs and expenses of being a public company, including costs of filings with the Securities and Exchange Commission, reports and other distributions to its stockholders, provided that, the amount of any reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership as permitted pursuant to
Section 7.5 hereof. Such reimbursements shall be in addition to any reimbursement of the General Partner as a result of indemnification pursuant to
Section 7.7 hereof.

      C. Any Limited Partner that incurs an expense attributable to a property tax or assessment imposed upon a geographic land area, including, but not limited to, any variable rate assessment, that includes a Contributed Property may submit a request for reimbursement to the General Partner that states the total amount of the property tax or assessment imposed upon the area and an apportionment, in accordance with the requirements of local law, of such property tax or assessment to the Contributed Property located within the area. The Limited Partner shall include with such request a copy of a receipt evidencing payment of the property tax or assessment. The General Partner shall reimburse the Limited Partner for such amount within five (5) days of receipt of the request for reimbursement.

      D. To the extent not previously paid by the Partnership pursuant to the Declaration of Trust, the General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its reasonable discretion, for all amounts incurred by it and payable by the Partnership pursuant to the Declaration of Trust. Such amounts shall include the amount of any underwriting discounts and commissions and other issuance costs incurred by the General Partner or IAC Capital Trust, as the case may be, in connection with the issuance of preferred stock of the General Partner or preferred securities of IAC Capital Trust, as long as the gross proceeds from such offering are concurrently contributed to the Partnership in exchange for Preferred Limited Partner Interests. Such amounts shall be treated as incurred on behalf of the Partnership and as an expense of the Partnership.

      Section 7.5. Outside Activities of the General Partner

      The General Partner shall not directly or indirectly enter into or conduct any business, other than in connection with the ownership, acquisition and disposition of

Partnership Interests as General Partner and the management of the business of the Partnership, and such activities as are incidental thereto. The General Partner shall not incur any debts other than that for which it may be liable in its capacity as General Partner of the Partnership. Nothing contained herein shall be deemed to prohibit the General Partner from executing guarantees of Partnership debt for which it would otherwise be liable in its capacity as General Partner. Subject to Section 7.3.B hereof, the General Partner shall not own any assets or take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Partnership) other than its Partnership Interest as a General Partner and other than such cash and cash equivalents, bank accounts or similar instruments or accounts as it deems reasonably necessary, taking into account Section 7.1.D hereof and the requirements necessary to qualify as a REIT to carry out its responsibilities contemplated under this Agreement and the Certificate of Incorporation. Notwithstanding the foregoing, if the Consent of the Common Limited Partners is obtained in accordance with 7.3.B and Article 14 hereof to permit the General Partner to acquire assets in its own name and to own Property other than through the Partnership, the General Partner and the Common Limited Partners agree to negotiate in good faith to amend this Agreement, including, without limitation, the definition of Conversion Factor, to reflect such activities and the direct ownership of assets by the General Partner. Except as set forth in the application Designation Instrument, the General Partner and any Affiliates of the General Partner may acquire Limited Partner Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partner Interests. Notwithstanding the foregoing, the General Partner may purchase and own common securities of IAC Capital Trust pursuant to the terms of the Declaration of Trust, enter into the Declaration of Trust and take all actions permitted to be taken by it under the Declaration of Trust and such additional activities as are incidental thereto.

      Section 7.6. Contracts with Affiliates

      A. The Partnership may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

      B. Except as provided in Section 7.5 hereof and subject to Section 3.1 hereof, the Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole discretion, believes are advisable.

      C. Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable.

      D. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole discretion, believes are advisable.

      E. The General Partner on its own behalf and on behalf of the Partnership may enter into and perform its and the Partnership's obligations under the Declaration of Trust.

      Section 7.7. Indemnification

      A. To the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney's fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership ("Actions") as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, provided that the Partnership shall not indemnify an Indemnitee (i) for willful misconduct or a knowing violation of the law, or (ii) for any transaction for which such Indemnitee received an improper personal benefit in violation or breach of any provision of this Agreement. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. It is the intention of this Section 7.7.A that the Partnership indemnify each Indemnitee to the fullest extent permitted by law. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7.

      B. To the fullest extent permitted by law, expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Partnership as incurred by the

Indemnitee in advance of the final disposition of the Action upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.7.A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

      C. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

      D. The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

      E. Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership or the General Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.7, unless such liabilities arise as a result of (i) such Indemnitee's intentional misconduct or knowing violation of the law, or (ii) any transaction in which such Indemnitee received a personal benefit in violation or breach of any provision of this Agreement or applicable law.

      F. In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

      G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

      H. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership's liability to any Indemnitee under this Section
7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

      Section 7.8. Liability of the General Partner

      A. Notwithstanding anything to the contrary set forth in this Agreement, neither the General Partner nor any of its officers or directors shall be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner or such officer or director acted in such cases in good faith.

      B. Subject to its obligations and duties as General Partner set forth in Section 7.1.A hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents (subject to the supervision and control of the General Partner). The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

      C. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's, and its officers' and directors', liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

      D. Notwithstanding anything herein to the contrary, except for fraud, willful misconduct or gross negligence, or pursuant to any express indemnities given to the Partnership by any Partner pursuant to any other written instrument, no Partner shall have any personal liability whatsoever, to the Partnership or to the other Partners, for the debts or liabilities of the Partnership or the Partnership's obligations hereunder, and the full recourse of the other Partners shall be limited to the interest of that Partner in the Partnership. Without limitation of the foregoing, and except for fraud, willful misconduct or gross negligence, or pursuant to any such express indemnity, no property or assets of any Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement. This Agreement is executed by the officers of the General Partner solely as officers of the same and not in their own individual capacities.

      E. To the extent that, at law or in equity, a Limited Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Partners, the Limited Partner shall not be liable to the Partnership or to any other Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Limited Partner otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Limited Partner.

      F. Whenever in this Agreement a Limited Partner is permitted or required to make a decision (i) in its "sole discretion" or "discretion" or under a grant of similar authority or latitude, the Limited Partner shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or the other Partners or (ii) in its "good faith" or under another express standard, the Limited Partner shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise.

      G. Whenever in this Agreement the General Partner is permitted or required to make a decision (i) in its "sole discretion" or "discretion" or under a grant of similar authority or latitude, the General Partner shall be required to make such decision in good faith after taking into consideration the interests of the Partners or (ii) in its "good faith" or under another express standard, the General Partner shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise.

      Section 7.9. Other Matters Concerning the General Partner

      A. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

      B. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

      C. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.


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
      D. Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner or IAC Capital Trust to continue to qualify as a REIT or (ii) to avoid the General Partner or IAC Capital Trust incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

      Section 7.10. Title to Partnership Assets

      Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

      Section 7.11. Reliance by Third Parties

      Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without the consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.


                                    ARTICLE 8

                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

      Section 8.1. Limitation of Liability

      The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.4 hereof, or under the Act.

      Section 8.2. Management of Business

      No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

      Section 8.3. Outside Activities of Limited Partners

      Subject to any agreements entered into pursuant to Section 7.6.D hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary, any Limited Partner and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner to the extent expressly provided herein) and such Person shall have no obligation pursuant to this Agreement, subject to Section 7.6.D hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary, to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

      Section 8.4. Return of Capital

      Except as provided in a Designation Instrument, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided in Article 6 hereof or otherwise expressly provided in this Agreement (including pursuant to a Designation Instrument), no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions. Preferred Limited Partner Units of a series shall be redeemed only in accordance with a Designation Instrument relating thereto.

      Section 8.5. Rights of Limited Partners Relating to the Partnership

      A. In addition to other rights provided by this Agreement or by the Act, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a Limited Partner in the Partnership, upon written demand:

                  (1) to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the General Partner pursuant to the Securities Exchange Act of 1934, as amended;

                  (2) to obtain a copy of the Partnership's federal, state and local income tax returns for each Partnership Year and the tax work papers prepared in connection with such returns;

                  (3) to obtain a current list of the name and last known business, residence or mailing address of each Partner; and

                  (4) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed.

      B. The Partnership shall notify any Common Limited Partner, on request, of the then current Conversion Factor or any change made to the Conversion Factor.

      Section 8.6. Exchange and Cash Tender Rights

      A. Each Original Limited Partner shall have the right (subject to the terms and conditions set forth herein) to require the General Partner to acquire all or a portion of the Common Limited Partner Units held by such Original Limited Partner, including Common Limited Partner Units acquired by any Original Limited Partner subsequent to the initial contribution, (such Common Limited Partner Units being hereafter "Tendered Units") in exchange for, at the election of such Original Limited Partner, (i) REIT Shares, in which event such required acquisition shall be considered an "Exchange," or (ii) cash, in which event such required acquisition shall be considered a "Cash Tender." Any Exchange or Cash Tender shall be exercised pursuant to a Notice of Exchange or Notice of Cash Tender, as the case may be, delivered to the General Partner by the Original Limited Partner who is exercising the relevant right (the "Tendering Partner").

      B. A Tendering Partner who wishes to effect an Exchange shall receive, on the Specified Exchange Date, the REIT Shares Amount with respect to the Tendered Units, subject to the Ownership Limit set forth in ARTICLE SIXTH of the Certificate of Incorporation and to Section 8.6.G(2) hereof, provided such Tendering Partner submits such information, certification and affidavits as the General Partner requires pursuant to Section 8.6.I hereof in connection with the application of the Ownership Limit. The REIT Shares Amount receivable after giving effect to the provisions of Section 8.6.F shall be delivered as duly authorized, validly issued, fully paid and nonassessable REIT Shares and, if applicable, rights (as defined in the definition of REIT Shares Amount), free of any pledge, lien, encumbrance or restriction, other than those provided in the Certificate of Incorporation, the Bylaws of the General Partner, the Securities Act and relevant state securities or blue sky laws. Notwithstanding any delay in such delivery, the Tendering Partner shall be deemed the owner of such REIT Shares and rights for all purposes, including without limitation, rights to vote, consent, receive dividends, and to exercise rights, as of the Specified Exchange Date.

      C.    (1)   A Tendering Partner effecting a Cash Tender shall have the right to receive in cash on the Specified Cash Tender Date the Cash Tender Amount, subject to Section 8.6.G(3) hereof. The General Partner shall purchase the Tendered Units solely with the proceeds of a registered public offering (a "Public Offering Funding") of a number of REIT Shares ("Registrable Shares") equal to the REIT Shares Amount with respect to the Tendered Units.

            (2) Promptly upon receipt of a Notice of Cash Tender, the General Partner shall give notice (a "Single Funding Notice") to all Original Limited Partners then holding a Common Limited Partner Interest and require that all such Original Limited Partners elect whether or not to effect a Cash Tender of their Common Limited Partner Units to be funded through such Public Offering Funding. In the event any such Original Limited Partner elects to effect such a Cash Tender, it shall give notice thereof and of the number of Common Limited Partner Units to be made subject thereto in writing to the General Partner within 10 Business Days after receipt of the Single Funding Notice, and such Original Limited Partner shall be treated as a Tendering Partner for all purposes of this Section 8.6. In the event that an Original Limited Partner does not so elect, it shall be deemed to have waived its right to effect a Cash Tender for the current Twelve-Month Period, except that any such Original Limited Partner holding more than 1,000,000 Common Limited Partner Units shall continue to be permitted to effect a Cash Tender pursuant to this Section 8.6.C during such Twelve-Month Period; provided that the General Partner shall not be required to acquire Common Limited Partner Units pursuant to this Section 8.6.C more than twice within a Twelve-Month Period.

      D. The General Partner shall purchase the Tendered Units on the Specified Cash Tender Date for the Cash Tender Amount in immediately available funds. Any proceeds from a Public Offering Funding that are in excess of the Cash Amount shall be for the sole benefit of the General Partner. The General Partner shall make a Capital Contribution of such amounts to the Partnership for an additional General Partner Interest. Any such contribution shall not be subject to the participation rights provided under Section 4.5.G but shall entitle the General Partner to a Junior Percentage Interest adjustment pursuant to Section 4.5.H hereof.

      E. The following additional terms and conditions shall apply to any Public Offering Funding:

                  (1) The General Partner shall use its best efforts to effect as promptly as possible a registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as would permit or facilitate the sale and distribution of the REIT Shares; provided, the General Partner shall not by reason hereof, be required to submit to jurisdiction or taxation, or qualify to do business in any jurisdiction in which such submission or qualification would not be otherwise required; provided, further, if the General Partner shall deliver a certificate to the Tendering Partner stating that the General Partner has determined in the good faith judgment of its Board of Directors that such filing, registration or qualification would require disclosure of material non-public information, the disclosure of which would have a material adverse effect on the General Partner, then the General Partner may delay making any filing or delay the effectiveness of any registration or qualification for the shorter of (a) the period ending on the date upon which such information is disclosed to the public or ceases to be material or (b) an aggregate period of 90 days in connection with any Public Offering Funding.

                  (2) The General Partner shall advise the Tendering Partner, regularly and promptly upon any request, of the status of the registration, including the timing of all filings, the selection of and understandings with underwriters, dealers and brokers, the nature and contents of all communications with the Securities and Exchange Commission and other governmental bodies, the nature of marketing activities, and any other matters reasonably related to the timing, price and underwriting discounts and commissions relating to the Public Offering Funding and the compliance by the General Partner with its obligations with respect thereto. In addition, the General Partner and each Tendering Partner may, but shall be under no obligation to, enter into understandings in writing ("Pricing Agreements") whereby the Tendering Partner will agree in advance as to the minimum Public Offering Funding Amount per Registrable Share at or below the Cash Amount at which such Tendering Partner will agree in advance not to become a Withdrawing Partner under Section 8.6.E(3) below. Furthermore, the General Partner shall establish pricing notification procedures with each Tendering Partner, such that the Tendering Partner will have the maximum opportunity practicable to determine whether to become a Withdrawing Partner pursuant to Section 8.6.E(3) below.

                  (3) Upon agreement between the General Partner and the managing underwriter(s) engaged by the General Partner in order to sell the Registrable Shares of the price per share at which the Registrable Shares are to be offered to the public and the underwriting discounts and commissions with respect thereto (the "Pricing Information"), the General Partner shall immediately use its best efforts to notify the Tendering Partner of the Pricing Information. Each Tendering Partner shall have one hour (or such additional time as may be extended by the General Partner in its sole discretion) to elect to withdraw his Cash Tender (a Tendering Partner making such an election being a "Withdrawing Partner"), and Common Limited Partner Units with a REIT Shares Amount equal to such excluded Registrable Shares shall be considered to be withdrawn from the related Cash Tender. If a Tendering Partner, within such period, does not notify the General Partner of such Tendering Partner's election not to become a Withdrawing Partner, then such Tendering Partner shall, except as otherwise provided in a Pricing Agreement, be deemed to have elected to become a Withdrawing Partner, without liability to the General Partner. To the extent that the General Partner is unable to notify any Tendering Partner, such unnotified Tendering Partner shall, except as otherwise provided in any Pricing Agreement, be deemed to have elected to become a Withdrawing Partner. Each Tendering Partner who does not become a Withdrawing Partner shall have the right, subject to the approval of the managing underwriter(s) in its sole discretion, to Cash Tender additional Common Limited Partner Units in a number no greater than the number of Common Limited Partner Units withdrawn. If more than one Tendering Partner so elects to tender additional Common Limited Partner Units, then such additional Common Limited Partner Units shall be tendered on a pro rata basis, based on the number of additional Common Limited Partner Units sought to be so Cash Tendered. In the event that Original Limited Partners withdraw in accordance with this paragraph such that the Public Offering Funding is canceled, then each Withdrawing Partner shall bear its pro rata share of the expenses, if any, reasonably incurred in connection with the unconsummated Public Offering Funding including, legal and accounting fees and expenses, Securities and Exchange Commission registration fees, state blue sky and securities law fees and expenses, printing expenses, NASD filing fees and listing fees (such share calculated as if such Partner had not been a Withdrawing Partner). If the Public Offering Funding is consummated, then the Withdrawing Partner will not be subject to such expenses.

                  (4) The General Partner shall take all reasonable action in order to effectuate the sale of the Registrable Shares including, but not limited to, the entering into of an underwriting agreement in customary form with the book-running managing underwriter selected for such underwriting by the Tendering Partner or, if there is more than one Tendering Partner, by the Tendering Partner who, together with the Affiliates of such Tendering Partner, beneficially owns the greatest number of Common Limited Partner Units then being made subject to a Cash Tender; provided that such managing underwriter shall be reasonably acceptable to the General Partner. The General Partner may select any additional investment banks and managers to be used in connection with the offering; provided that such additional investment bankers and managers must be reasonably satisfactory to the Tendering Partners who, together with the Affiliates of such Tendering Partner, beneficially own the majority of Common Limited Partner Units being Tendered. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) advises the General Partner in writing that marketing factors require a limitation of the number of shares to be underwritten, then the General Partner shall so advise all Tendering Partners and the number of Common Limited Partner Units to be sold to the General Partner pursuant to the Cash Tender shall be allocated among all Tendering Partners in proportion, as nearly as practicable, to the respective number of Common Limited Partner Units as to which each Tendering Partner elected to effect a Cash Tender. No Registrable Shares excluded from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such registration.

                  (5) If the managing underwriter has not limited the number of Registrable Shares to be underwritten, then the General Partner may include in any registration filed pursuant to Section 8.6.C hereof securities (i) for its own account, subject to Section 4.5.G hereof, and (ii) for the account of others, in either case, only if and to the extent that (x) the managing underwriter, the General Partner and Tendering Partners owning Common Limited Partner Units representing at least seventy-five percent (75%) of the Common Limited Partner Units with respect to which the Public Offering Funding is being effected so agree in writing, and (y) the right of any party to Cash Tender Common Limited Partner Units pursuant to this Section 8.6, and the Cash Tender Amount to be received by such party (including by virtue of the number of Registrable Shares which would otherwise have been included in such registration and underwriting, the offering price for such Registrable Shares and the underwriting commissions or discounts for such Registrable Shares) will not thereby be limited, reduced or adversely affected. In the event that the managing underwriter determines that the size of the registration should be reduced, securities included by the General Partner shall be reduced or eliminated from the registration prior to reducing securities included by any other Person in the registration.

      F. Notwithstanding the provisions of Section 8.6.A hereof, a Common Limited Partner shall not be entitled to effect an Exchange to the extent that the ownership or right to acquire REIT Shares by such Partner on the date of the Notice of Exchange, or any date thereafter, through and including the Specified Exchange Date, would be prohibited under the Certificate of Incorporation.

      G. Notwithstanding anything herein to the contrary, with respect to any Exchange or Cash Tender pursuant to this Section 8.6:

                  (1) All Common Limited Partner Units acquired by the General Partner pursuant thereto shall automatically, and without further action required, be converted into and deemed to be General Partner Interests comprised of the same number of General Partner Units.

                  (2) Subject to the Ownership Limit, no Original Limited Partner may effect an Exchange (a) for less than 10,000 Common Limited Partner Units or, if such Limited Partner holds less than 10,000 Common Limited Partner Units, all of the Common Limited Partner Units held by such Limited Partner; or (b) for more than one-third of the number of Common Limited Partner Units held by such Limited Partner; provided that, if the Original Limited Partners own collectively 6,149,000 Common Limited Partner Units or less, such Original Limited Partners may Exchange all their Common Limited Partner Units subject to the Ownership Limit;

                  (3) No Original Limited Partner may effect a Cash Tender (a) for less than 100,000 Common Limited Partner Units or, if such Limited Partner holds less than 100,000 Common Limited Partner Units, all of the Common Limited Partner Units held by such Partner, or (b) for more than one-third of the number of Common Limited Partner Units; provided that, if the Original Limited Partners own 6,149,000 Common Limited Partner Units or less, such Original Limited Partners may effect a Cash Tender for all their Common Limited Partner Units;

                  (4) Each Original Limited Partner (a) may effect an Exchange only once in each Twelve-Month Period, and (b) may not effect an Exchange or Cash Tender during the period after the Partnership Record Date with respect to a distribution and before the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution.

                  (5) Notwithstanding anything herein to the contrary, with respect to any Cash Tender, in the event the General Partner gives notice to all Original Limited Partners then owning Common Limited Partner Interests (a "Primary Offering Notice") that it desires to effect a primary offering of its equity securities then, unless the General Partner otherwise consents, commencement of the actions denoted in Section 8.6.E hereof as to a Public Offering Funding with respect to any Notice of Cash Tender thereafter received (a "Subsequent Cash Tender Notice") may be delayed until the earlier of
            (a) the completion of the primary offering or (b) 90 days following the giving of the Primary Offering Notice; provided to the extent that the managing underwriter(s) of such primary offering advise that the inclusion of such additional REIT Shares will not adversely affect the offering, additional REIT Shares the proceeds of which are to be used to satisfy a Cash Tender made subject to such a Subsequent Cash Tender Notice (a "Subsequent Cash Tender") (without regard to the limitations of subparagraph (3)(a) of this paragraph
            G) shall be included in such offering, and the procedures of this
            Section 8.6 shall otherwise be followed as closely as practicable; provided, further, unless the entire REIT Shares Amount relating to the Common Limited Partner Units made subject to the Subsequent Cash Tender shall be sold in such offering, such Subsequent Cash Tender shall not count as a Cash Tender for purposes of this Section 8.6; provided, further, a Primary Offering Notice may be given no more than once in any Twelve-Month Period without the Consent of the Common Limited Partners.

                  (6) No Common Limited Partner may effect a Cash Tender within 90 days following the closing of any prior Public Offering Funding;

                  (7) The consummation of such an Exchange or Cash Tender shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  (8) Each Tendering Partner shall continue to own all Common Limited Partner Units subject to any Exchange or Cash Tender, and be treated as a Common Limited Partner with respect to such Common Limited Partner Units for all purposes of this Agreement, until such Common Limited Partner Units are transferred to the General Partner and paid for on the Specified Exchange Date, or Specified Cash Tender Date, as the case may be. Until a Specified Exchange

            Date, the Tendering Partner shall have no rights as a stockholder of the General Partner with respect to the REIT Shares to be received in such Exchange.

                  (9) For purposes of determining compliance with the restrictions set forth in this Section 8.6.G, all Common Limited Partner Units beneficially owned by a Related Party of an Original Limited Partner shall be considered to be owned or held by such Limited Partner.

      H. The General Partner agrees to cause the REIT Shares issuable upon an Exchange pursuant to this Section 8.6 to be listed on the New York Stock Exchange prior to or concurrently with the issuance of such REIT Shares by the General Partner. REIT Shares issued upon an Exchange pursuant to this Section
8.6 may contain such legends regarding compliance with the Securities Act and applicable state securities laws as the General Partner in good faith determines to be necessary in order to comply with applicable law.

      I.    In connection with an exercise of Exchange Rights pursuant to this
Section 8.6, each Tendering Partner shall submit the following, in addition to the Notice of Exchange:

      (1) An affidavit, dated the same date as the Notice of Exchange, disclosing the ownership by (a) such Partner of REIT Shares and (b) any Person whose ownership of REIT Shares would be attributed to such Partner under Code Section 544 and a representation in writing that neither such Partner nor any Person from whom ownership of REIT Shares could be attributed to it under Code Section 544 has any intention as of such date of acquiring additional REIT Shares between the date of the Notice of Exchange and the Specified Exchange Date.

      (2) If the Tendering Partner is a Related Party, the affidavit described in (1) above shall disclose the direct and constructive ownership pursuant to Section 544 of the Code of REIT Shares of all such Related Parties and shall provide the representation described in
            (1) with respect to such Partner and Related Partners.

      (3) On the Specified Exchange Date, the Tendering Partner shall certify the (i) the direct and constructive ownership of REIT Shares by such Partner remains unchanged from the affidavit described above in (1) or (2) or (ii) if such ownership has changed, the Tendering Partner will not and will not be deemed to own REIT Shares of the General Partner in violation of the Ownership Limit.

      J. The provisions of this Section 8.6 insofar as they relate to an Exchange (but not a Cash Tender) shall be applicable to the Common Limited Partner Units owned by TRC and any TRC Shareholder to whom Common Limited Partner Units have been Transferred as provided in Section 11.3, or to whom Common Limited Partner Units have been issued, and TRC and such TRC Shareholder shall have the right to effect an Exchange subject to and in accordance with this Section 8.6, provided that:


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
      (1) until such time as TRC or such TRC Shareholder holds less than 10,000 Common Limited Partner Units, not more than one-third (1/3) of the aggregate number of Common Limited Partner Units that have been issued to TRC and the TRC Shareholders may be Exchanged during any Twelve-Month Period;

      (2) none of such Common Limited Partner Units may be Exchanged prior to a date which is the earlier to occur of (i) February 4, 2000 or (ii) the date on which a notice of completion is filed by the Partnership in the official records of Santa Clara County pursuant to California Civil Code Section 3093 covering all improvements included in the Tandem Project;

      (3) TRC or such TRC Shareholder may not effect an Exchange of less than 10,000 Common Limited Partner Units or, if TRC or such TRC Shareholder holds less than 10,000 Common Limited Partner Units, all of the Limited Partner Units held by TRC or such TRC Shareholder; and

      (4) in the event TRC or a TRC Shareholder wishes to Exchange Common Limited Partner Units for REIT Shares, having complied with this
            Section 8.6, the General Partner (for its own account or for the account of its nominee) shall have the right, but not the obligation, to purchase all or a portion of such Common Limited Partner Units for cash at a price equal to the number of Common Limited Partner Units to be purchased pursuant to this Section 8.6.J multiplied by the average of the Unit Values for the ten (10) trading days immediately preceding the date of purchase by the General Partner (or its nominee) of such Common Limited Partner Units. The General Partner shall exercise such right, if at all, within thirty (30) days of the date on which the General Partner receives a Notice of Exchange from TRC or a TRC Shareholder as to its desire to Exchange such Common Limited Partner Units for REIT Shares. In the event the General Partner purchases Common Limited Partner Units pursuant to this Section 8.6.J, the Partnership will be deemed to have issued to the General Partner a number of General Partner Units equal to the number of Limited Partner Units so purchased, the Limited Partner Units so purchased shall be canceled and the Junior Percentage Interests of the General Partner and all Common Limited Partners shall be adjusted based on the foregoing.

                                    ARTICLE 9

                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

      Section 9.1. Records and Accounting

      The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books


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
and records deemed by the General Partner to be appropriate with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Sections 8.5 or 9.2 hereof. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the General Partner determines to be necessary or appropriate.

      Section 9.2. Reports

      A. As soon as practicable, but in no event later than ninety (90) days after the close of the last fiscal quarter of each Partnership Year, the General Partner shall cause to be mailed to each Limited Partner, an annual report containing financial statements of the Partnership for the Partnership Year, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for the twelve month period ending December 31, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

      B. As soon as practicable, but in no event later than forty five (45) days after the close of each fiscal quarter (except the last fiscal quarter of each year), the General Partner shall cause to be mailed to each Limited Partner as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, and such other information as may be required by applicable law or regulation or as the General Partner determines to be appropriate. At the request of any Limited Partner, the General Partner agrees to provide access to the books, records and work papers upon which the reports in this Section 9.2. are based.



                                   ARTICLE 10

                                   TAX MATTERS

      Section 10.1. Preparation of Tax Returns; Tax Accounting

      The General Partner shall arrange for the preparation and timely filing of all returns with respect to Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, on or before January 15 of each year (for so long as the Partnership Year is the fiscal year ending December 31) the tax information, in draft or final form, reasonably required by Limited Partners for federal and state income tax reporting purposes and thereafter within fifteen


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
(15) days of the end of the Partnership Year. In the event that the General Partner delivers such information in draft form, the General Partner shall use its best efforts to ascertain that any information that would be used by any Partner for information reporting purposes is accurate and complete. At the request of any Limited Partner, the General Partner agrees to provide access to the books, records and work papers upon which the reports in this Section 10.1. are based and to provide access to financial and income tax data necessary for the Limited Partners to determine quarterly estimated income tax payments required to be paid by the Limited Partners.

      Section 10.2. Tax Elections

      Except as otherwise provided herein, the General Partner shall, in its sole discretion, determine whether to make any available election pursuant to the Code. The General Partner shall make the election under Section 754 of the Code in accordance with applicable Regulations thereunder. The General Partner shall elect, and shall file such returns and amended returns, as necessary, in a manner consistent with the use of the recurring item method of accounting provided under Section 461(h) of the Code with respect to property taxes imposed on the Property of the Partnership, including causing the applicable property taxes to be paid prior to the date provided under Section 461(h) for purposes of economic performance. The General Partner shall have the right to seek to revoke any such election (excluding the elections under Sections 461(h) and 754 of the Code) upon the General Partner's determination in its sole discretion that such revocation is in the best interests of the Partners.

      Section 10.3. Tax Matters Partner

      The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership in addition to any reimbursement pursuant to Section 7.4 hereof. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable. At the request of any Limited Partner, the General Partner agrees to consult with such Limited Partner with respect to the preparation and filing of any returns, including, without limitation any subsequent audit or litigation with respect to such return, provided the filing of such returns shall be in the sole discretion of the General Partner, provided, however, that the Original Limited Partners shall have the right, at their own expense, to contest any adjustment and approve any settlement in connection with an item that was allocated to them pursuant to Section 6.2.A.

      Section 10.4. Withholding

      Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that


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
the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including without limitation any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445 or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless
(i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner pursuant to Article 5 hereof.



                                   ARTICLE 11

              TRANSFERS AND WITHDRAWALS; REMOVAL OF GENERAL PARTNER

      Section 11.1. Transfer

      A. The term "Transfer," when used in this Article 11 with respect to a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partner Interest to another Person or by which a Limited Partner purports to assign all or any part of its Limited Partner Interest to another Person. The term "Transfer" when used in this Article 11 does not include any Exchange of Common Limited Partner Units by an Original Limited Partner, TRC or a TRC Shareholder for REIT Shares of the General Partner or acquisition of Common Limited Partner Units from a Common Limited Partner by the General Partner pursuant to Section 8.6 or Section 11.3.F.

      B. No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void.

      Section 11.2. Transfer of General Partner's Interest

      A. The General Partner may not Transfer any of its General Partner Interest or withdraw as General Partner except as provided in Sections 11.2.B and 11.2.C hereof.

      B. The General Partner shall not withdraw from the Partnership and shall not Transfer, pledge, encumber or otherwise dispose of all or any portion of its interest in the Partnership (whether by sale, disposition, statutory merger or consolidation, liquidation or


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
otherwise) without the Consent of the Common Limited Partners. Upon any Transfer of such a Partnership Interest pursuant to the Consent of the Common Limited Partners and otherwise in accordance with the provisions of this Section 11.2.B, the transferee shall become a successor General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired. It is a condition to any such Transfer that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such transferred Partnership Interest, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor General Partner are assumed by a successor corporation by operation of law) shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of the Common Limited Partners.

      C. Subject to the consent requirement in Section 7.3 hereof, the General Partner may merge with another entity if immediately after such merger substantially all of the assets of the surviving entity, other than the General Partner Units held by the General Partner are contributed to the Partnership as a Capital Contribution in exchange for the General Partner Units.

      Section 11.3. Limited Partners' Rights to Transfer

      A. A Limited Partner shall have the right to transfer all or any portion of its Partnership Interest to any Person, subject to the provisions of
Section 11.6 hereof and, in the case of Preferred Limited Partner Interests owned by IAC Capital Trust, 11.3.E hereof; provided that, any Transfer of a Partnership Interest shall be made only to a Qualified Transferee. Notwithstanding the foregoing provisions of this Section 11.3, any Original Limited Partner may, at any time, without the consent of the General Partner,
(i) Transfer all or any portion of its Partnership Interest to an Affiliate or to an Irvine Person, subject to the provisions of Section 11.6 hereof, (ii) transfer all or a portion of its Partnership Interest pursuant to its rights to effect an Exchange or a Cash Tender as provided in Section 8.6 hereof and (iii) Pledge any portion of its Partnership Interest. It is a condition to any Transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such transferred Partnership Interest and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Limited Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Limited Partner of its obligations under this Agreement without the approval of the General Partner, in its sole discretion. Notwithstanding the foregoing, any transferee of any transferred Partnership Interest shall be subject to any and all ownership limitations contained in the Certificate of Incorporation which may limit or restrict such transferee's ability to exercise its Exchange Rights. Any transferee shall take subject to the obligations of the transferor hereunder, but such transferee shall not be


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
liable for the obligations of the transferor under Section 17-607 of the Act. Any transferee that is an Original Limited Partner shall be permitted to exercise the rights to effect an Exchange or a Cash Tender as provided in
Section 8.6 hereof. Unless a transferee is an Original Limited Partner, TRC or a TRC Shareholder, such transferee shall not be entitled to exercise the rights provided under Section 8.6 hereof in the absence of consent by the General Partner. Until admitted as a Substituted Limited Partner, no transferee, whether by a voluntary transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof.

      B. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservatory or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners of the same class or series, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

      C. In connection with any Transfer, the General Partner shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Interests transferred. If, in the opinion of such counsel, such Transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Units, the General Partner may prohibit any Transfer otherwise permitted under this Section 11.3 by a Limited Partner of Partnership Interests.

      D. No Transfer by a Limited Partner of its Partnership Interests (including any Exchange or Cash Tender, any other acquisition of Partnership Units by the General Partner or any acquisition of Partnership Units by the Partnership) may be made to any person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation, or (ii) such Transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code.

      E.    In addition to the restrictions on Transfer set forth in this
Section 11.3 and in Section 11.6 and notwithstanding anything to the contrary contained in this Agreement, no Preferred Limited Partner Interest of any series owned by IAC Capital Trust may be Transferred except in accordance with the Designation Instrument creating such series.

      F. In addition to the restrictions on Transfer set forth in the foregoing provisions of this Section 11.3 and in Section 11.6, a Transfer of all or any portion of the Partnership Interest of TRC shall be subject to the following additional provisions:


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
                  (1) None of such Partnership Interest may be Transferred except (i) to any one, or any combination of, William W. Thompson, Bruce Dorfman or Robert Hughes (individually, a "TRC Shareholder", and collectively, the "TRC Shareholders"), provided that it shall be a condition precedent to any such Transfer and the admission of the TRC Shareholder as a Substituted Limited Partner that such TRC Shareholder agree in writing to be bound by the restrictions on Transfer set forth in this Agreement or (ii) to the General Partner (or its nominee) as contemplated by this Section 11.3.F.

                  (2) In the event all or any portion of such Partnership Interest is Transferred to a TRC Shareholder and a TRC Shareholder Incapacity occurs with respect to such TRC Shareholder, TRC shall within thirty (30) days notify the General Partner of such TRC Shareholder Incapacity and the General Partner shall have the right, but not the obligation, to purchase (for its own account or for the account of its nominee) the Partnership Interest of such TRC Shareholder for cash at a price equal to the number of Common Limited Partner Units representing the Partnership Interest of such TRC Shareholder multiplied by the average of the Unit Values for the ten (10) trading days immediately preceding the date of purchase by the General Partner (or its nominee) of such Partnership Interest. The General Partner shall exercise such right, if at all, within thirty (30) days of the date on which the General Partner receives written notice of such TRC Shareholder Incapacity. If the General Partner fails to exercise such right, such Common Limited Partner Units must, within 90 days of such TRC Shareholder Incapacity, and, in all events, prior to any Transfer to the heirs or devisees of such TRC Shareholder or to any other Person, be Exchanged for REIT Shares in accordance with Section 8.6, in which event the conditions to an Exchange set forth in the proviso in Section 8.6.J shall not apply to the right to Exchange such Common Limited Partner Units for REIT Shares.

                  (3) In the event of the death of, or total physical disability of, a TRC Shareholder, entry by a court of competent jurisdiction adjudicating such TRC Shareholder incompetent to manage his person or his estate, or an Act of Bankruptcy with respect to such TRC Shareholder ("TRC Shareholder Incapacity"), TRC shall within thirty (30) days notify the General Partner of such TRC Shareholder Incapacity, and if such TRC Shareholder Incapacity relates to a TRC Shareholder other than William W. Thompson, and if at the time of such TRC Shareholder Incapacity TRC is a Partner, then:

                        (i) TRC shall have the right, but not the obligation to satisfy the General Partner, in its sole discretion and within thirty (30) days of the occurrence of such TRC Shareholder Incapacity, that such TRC Shareholder Incapacity will not result, at any time, in any portion of TRC's Partnership Interest being Transferred, directly or indirectly, to the

                  TRC Shareholder with respect to whom such TRC Shareholder Incapacity occurred.

                        (ii) In the event TRC fails to so satisfy the General Partner, the General Partner shall have the right, but not the obligation, to purchase (for its own account or for the account of its nominee) a portion of TRC's Partnership Interest for cash at a price equal to the number of the Common Limited Partner Units which the General Partner is entitled to purchase pursuant to this Section 11.3.F(3)(ii) multiplied by the average of the Unit Values for the ten (10) trading days immediately preceding the date of such purchase by the General Partner (or its nominee). The number of Common Limited Partner Units which the General Partner shall be entitled to purchase pursuant to this Section 11.3.F(3)(ii) shall be equal to the total number of Common Limited Partner Units then owned by TRC, multiplied by a fraction, the denominator of which shall be the total number of TRC Shares outstanding as of the time of such TRC Shareholder Incapacity and the numerator of which shall be the total number of TRC Shares owned by the TRC Shareholder at the time of such TRC Shareholder Incapacity. The General Partner shall exercise such right, if at all, within thirty (30) days of the date on which the General Partner receives written notice of such TRC Shareholder Incapacity.

                        (iii) If TRC fails to so satisfy the General Partner and
                  the General Partner fails to exercise its right of purchase as set forth in clause (ii) above, Common Limited Partner Units in the amount which the General Partner was entitled to purchase pursuant to clause (ii) must, within 90 days of time of such TRC Shareholder Incapacity, be Exchanged for REIT Shares, in which event the conditions to an Exchange set forth in the proviso in Section 8.6.J shall not apply to the right to Exchange such Common Limited Partner Units for REIT Shares.

                        (iv) From and after the date on which the General Partner purchases such Common Limited Partner Units pursuant to clause (ii) or such Common Limited Partner Units are Exchanged for REIT Shares pursuant to clause (iii), TRC shall take such steps as may be necessary, as determined by the General Partner in its sole discretion, to ensure that any Common Limited Partner Units still owned by TRC shall not, at any time, without the prior written consent of the General Partner, be Transferred to the estate, heirs or devisees of the TRC Shareholder who is then subject to a TRC Shareholder Incapacity or to any other Person.

                  (4) In the event of a TRC Shareholder Incapacity with respect to William W. Thompson, if at the time of such TRC Shareholder Incapacity, TRC


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
            is a Partner, TRC shall within thirty (30) days notify the General Partner of such TRC Shareholder Incapacity and the General Partner shall have the right, but not the obligation, to purchase (for its own account or for the account of its nominee) all or any portion of TRC's Partnership Interest for cash at a price equal to the number of Common Limited Partner Units representing such TRC Partnership Interest multiplied by the average of the Unit Values for the ten
            (10) trading days immediately preceding the date of purchase by the General Partner (or its nominee) of such Partnership Interest. The General Partner shall exercise such right, if at all, within thirty
            (30) days of the date on which the General Partner receives written notice of such TRC Shareholder Incapacity. If the General Partner fails to exercise such right, such Common Limited Partner Units must, within 90 days of such TRC Shareholder Incapacity, be Exchanged for REIT Shares, in which event the conditions to an Exchange set forth in the proviso in Section 8.6.J shall not apply to the right to Exchange such Common Limited Partner Units for REIT Shares.

                  (5) In the event of an Act of Bankruptcy with respect to TRC, the General Partner shall have the right, but not the obligation, to purchase (for its own account or for the account of its nominee) all or any portion of TRC's Partnership Interest for cash at a price equal to the number of Common Limited Partner Units representing such TRC Partnership Interest multiplied by the average of the Unit Values for the ten (10) trading days immediately preceding the date of purchase by the General Partner (or its nominee) of such Partnership Interest. The General Partner shall exercise such right, if at all, within thirty (30) days of the date on which the General Partner receives written notice of such Act of Bankruptcy. If the General Partner fails to exercise such right, such Common Limited Partner Units must, within a reasonable period of time of such Act of Bankruptcy, be Exchanged for REIT Shares, in which event the conditions to an Exchange set forth in the proviso in Section 8.6.J shall not apply to the right to Exchange such Common Limited Partner Units for REIT Shares.

                  (6) In the event the General Partner purchases Common Limited Partner Units pursuant to clauses (2), (3), (4) or (5) of this Section 11.3.F, the Partnership will be deemed to have issued to the General Partner a number of General Partner Units equal to the number of Common Limited Partner Units so purchased, the Common Limited Partner Units so purchased shall be canceled and the Junior Percentage Interest of the General Partner and all Common Limited Partners shall be adjusted based on the foregoing.

      G. In addition to the restrictions on Transfer set forth in the foregoing provisions of this Section 11.3 and in Section 11.6, a Transfer of all or any portion of the Partnership Interest of a TRC Shareholder shall be subject to the following additional provision:

                  (1) None of such Partnership Interest may be Transferred by such TRC Shareholder, except (i) to another TRC Shareholder in compliance with all applicable laws and regulations and the terms and conditions of this Agreement, (ii) a Transfer by operation of law as a result of a TRC Shareholder Incapacity, in which event the provisions of Section 11.3.F(2) shall apply and (iii) to the General Partner or its nominee as contemplated by Section 11.3.F.

      Section 11.4. Substituted Limited Partners

      A. Each Limited Partner shall, pursuant to the provisions of 11.3, have the right to Transfer all or a portion of its Partnership Interest to any Person, subject in the case of Preferred Limited Partner Interests owned by IAC Capital Trust to Section 11.3.E. Upon satisfaction of the conditions provided under Section 3.4 and Section 11.3 and upon furnishing to the General Partner
(i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof, (ii) a counterpart signature page to this Agreement executed by such Person and (iii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as a Substituted Limited Partner, the General Partner shall promptly admit such transferee of the interest of a Limited Partner as a Substituted Limited Partner.

      B. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

      C. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Limited Partner Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

      Section 11.5. Assignees

      Until such time as a transferee has been admitted as a Substituted Limited Partner pursuant to Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be deemed to have had assigned to it, and shall be entitled to receive, distributions from the Partnership and the share of Net Income, Net Losses, and any other items of income, gain, loss, deduction and credit of the Partnership attributable to the Limited Partner Units assigned to such transferee, but shall not be deemed to be a holder of Limited Partner Units for any other purpose under this Agreement, and shall not be entitled to vote such Limited Partner Units in any matter presented to the Limited Partners of the same class or series for a vote (such Limited Partner Units being deemed to have been voted on such matter in the same proportion as all other Limited Partner Units held by Limited Partners of the same class or series are voted). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Limited Partner Units.

      Section 11.6. General Provisions

      A. No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer of all of such Limited Partner's Limited Partner Units in accordance with this Article 11 or pursuant to an Exchange or a Cash Tender of all of its Common Limited Partner Units under Section 8.6 hereof.

      B. Any Limited Partner who shall Transfer all of his Limited Partner Units in a transfer permitted pursuant to this Article 11 shall cease to be a Limited Partner upon the admission of all Assignees of such Limited Partner Units as Substituted Limited Partners. Similarly, (i) any Common Limited Partner who shall transfer all of its Common Limited Partner Units pursuant to an Exchange or Cash Tender of all of its Common Limited Partner Units under Section
8.6 hereof shall cease to be a Common Limited Partner and (ii) any Preferred Limited Partner whose Preferred Limited Partner Units of a series are redeemed in full or paid in full upon the stated maturity thereof, in each case, in accordance with the Designation Instrument applicable to such series of Partnership Units shall cease to be a Preferred Limited Partner insofar as such series is concerned.

      C. If any Partnership Unit is Transferred during any quarterly segment of the Partnership Year in compliance with the provisions of this Article 11, or Exchanged or Cash Tendered pursuant to Section 8.6 hereof on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items attributable to such Partnership Unit for such Partnership Year shall be allocated to the transferor Partner or the Tendering Partner, as the case may be, and to the transferee Partner by taking into account their varying interests during the Partnership Year in accordance with
Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which a transfer occurs shall be allocated to the transferee Partner and none of such items for the calendar month in which a transfer or an Exchange or Cash Tender occurs shall be allocated to the transferor Partner or the Tendering Partner, as the case may be, if such transfer or Exchange or Cash Tender occurs before the fifteenth day of the month, otherwise such items shall be allocated to the transferor. All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such transfer, assignment, Exchange or Cash Tender shall be made to the transferor Partner or the Tendering Partner, as the case may be, and all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

      D. In addition to any other restriction on transfer herein contained, in no event may any transfer or assignment of a Partnership Interest by any Partner (including any Exchange or

Cash Tender or any other acquisition of Partnership Units by the General Partner) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law;
(iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest, (iv) in the event such transfer would cause the General Partner to cease to comply with the requirements for REIT status under the Code, (v) if such transfer would, in the opinion of counsel to the Partnership, cause the Partnership to cease to be classified as a partnership for Federal income tax purposes (except as a result of the Exchange or Cash Tender of all Common Limited Partner Units held by all Common Limited Partners); (vi) if such transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(c) of the Code); (vii) if such transfer would, in the opinion of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; (viii) if such transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws other than in connection with the issuance of preferred securities of IAC Capital Trust; (ix) if such transfer requires the Partnership to become a reporting company under the Securities Exchange Act of 1934; or (x) if such transfer subjects the Partnership to be regulated under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended.

      Section 11.7. Removal of General Partner

      A. The General Partner may not be removed as general partner except as provided in this Section 11.7. The General Partner may be removed upon the affirmative vote of Common Limited Partners holding 50% or more of the issued and outstanding Common Limited Partner Interests if such removal is for cause. As used in this Section 11.7, "cause" means an act or omission undertaken with deliberate intent to cause injury to the Partnership, constituting actual fraud, actual bad faith or willful misconduct on the part of the General Partner or an act or omission of gross negligence. The right to remove the General Partner shall not exist or be exercised unless such action for removal also provides for the election of a new general partner. Such removal shall be effective immediately subsequent to the admission of the successor General Partner pursuant to Article 12 hereof.

      B. Upon the removal of the General Partner, the departing General Partner shall become a Common Limited Partner, and its General Partner Interest shall be converted automatically into a Common Limited Partner Interest, without any reduction in the departing General Partner's Junior Percentage Interest (subject to proportionate dilution by reason of the admission of its successor).

      This Agreement shall be amended to reflect any event described in this
Section 11.7, and any successor General Partner covenants so to amend this Agreement and the Certificate, as required.

      C. The successor to the departing General Partner shall at the effective date of its admission to the Partnership contribute to the capital of the Partnership cash in an amount such that its Capital Account, after giving effect to such contribution, shall be at least equal to the amount, if any, required by any applicable law.

      D. The removal of the General Partner pursuant to this Section 11.7 will not relieve the Partnership from any of its debts or other obligations to the departing General Partner, including, without limitation, reimbursement obligations under Section 7.4 or its obligations under Section 7.7, arising prior to the removal of the departing General Partner.



                                   ARTICLE 12

                              ADMISSION OF PARTNERS

      Section 12.1. Admission of Successor General Partner

      A successor to all of the General Partner Interest pursuant to Section 11.2.B hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to such Transfer. A successor to a General Partner removed pursuant to Section 11.7 shall be admitted to the Partnership as the successor General Partner effective upon satisfaction of the condition specified in
Section 11.7.C. Any such successor shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

      Section 12.2. Admission of Additional Limited Partners

      A. A Person who makes a Capital Contribution to the Partnership on or after the date hereof in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner by the General Partner, without the consent of any other Partner, only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof, (ii) a counterpart signature page to this Agreement executed by such Person and (iii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner.

      B. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole discretion. The admission of any

Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

      C. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner, in accordance with the principles described in Section 11.6.C. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

      Section 12.3. Amendment of Agreement and Certificate of Limited
Partnership

      For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

      Section 12.4. Limit on Number of Partners

      No Person shall be admitted to the Partnership as an additional Partner if the effect of such admission would be to cause the Partnership to have more than 500 Partners, including as Partners for this purpose those Persons indirectly owning an interest in the Partnership through another partnership, subchapter S corporation or a grantor trust, or otherwise cause the Partnership to become a reporting company under the Securities Exchange Act of 1934, as amended.

                                   ARTICLE 13

                    DISSOLUTION, LIQUIDATION AND TERMINATION

      Section 13.1. Dissolution

      The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal or removal of the General Partner, any successor General Partner shall continue the business of the Partnership without dissolution. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following ("Liquidating Events"):

                  A. the expiration of its term as provided in Section 2.5 hereof;

                  B. an event of withdrawal of the General Partner, as defined in the Act, unless, within ninety (90) days after the event of withdrawal (i) all the Common Limited Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event of withdrawal, of a successor General Partner; and (ii) more than fifty percent (50%) of the aggregate Liquidation Preference Amount of all series of Preferred Limited Partner Units then outstanding voting together as a single class agree to continue the business of the Partnership either in writing or by vote at a meeting of Preferred Limited Partners held in accordance with Section 14.3 and to the appointment, effective as of the date of such event of withdrawal, of a successor General Partner;

                  C. an election to dissolve the Partnership made by the General Partner, subject to the Consent of the Common Limited Partners;

                  D. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

            or

                  E. the sale of all or substantially all of the assets and properties of the Partnership.

      Section 13.2. Winding Up

      A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner or, in the event there is no remaining General Partner, any Person elected by the Common Limited Partners holding in the aggregate more than fifty percent (50%) of the Percentage Interests of the Common Limited Partners or, in the event there is no remaining General Partner or Common Limited Partner, any Person elected by the Preferred Limited Partners holding in the aggregate more than fifty percent (50%) of the Percentage Interests of the Preferred Limited Partners voting as one class (the General Partner or such other Person being referred to herein as the "Liquidator") shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the General Partner) shall be applied and distributed in the following order:

      (1) First, to the satisfaction of all of the Partnership's debts and liabilities to creditors other than the Partners (whether by payment or the making of reasonable provision for payment thereof);

      (2) Second, to the satisfaction of all of the Partnership's debts and liabilities to the General Partner (whether by payment or the making of reasonable provision for payment thereof);

      (3) Third, to the satisfaction of all of the Partnership's debts and liabilities to the other Partners (whether by payment or the making of reasonable provision for payment thereof);

      (4) Fourth, to the Preferred Limited Partners, the applicable Liquidation Preference Amount plus accrued and unpaid distributions in accordance with the terms of the applicable Designation Instrument(s); and

      (5) The balance, if any, to the General Partner and Common Limited Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

      The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13 other than reimbursement of its expenses as provided in Section 7.4 hereof.

      B. Notwithstanding the provisions of Section 13.2.A hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

      C. If any Partner has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. A pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 13 may be withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 13.2.A as soon as practicable.

      Section 13.3. [Intentionally omitted]

      Section 13.4. Rights of Limited Partners

      Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise provided in this Agreement (including pursuant to any Designation Instrument or Instruments), no Limited Partner shall have priority over any other Partner as to the return of his Capital Contributions, distributions, or allocations.

      Section 13.5. Notice of Dissolution

      In the event a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Partners pursuant to Section 13.1, result in a dissolution of the Partnership, the General Partner shall within thirty (30) days thereafter, provide written notice thereof to each of the Partners.

      Section 13.6. Termination of Partnership and Cancellation of Certificate of Limited Partnership

      Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

      Section 13.7. Reasonable Time for Winding-Up

      A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

      Section 13.8. Waiver of Partition

      Each Partner hereby waives any right to partition of the Partnership property.


                                   ARTICLE 14

                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

      Section 14.1. Amendments

      Subject to Section 14.3, Amendments to this Agreement may be proposed by the General Partner or by a Majority-In-Interest of the Common Limited Partners. Following such proposal, the General Partner shall submit any proposed amendment to the Common Limited Partners. The General Partner shall seek the written vote of the Common Limited Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner's recommendation with respect to the proposal. Except as provided in Section 7.3.B, 7.3.C or 7.3.D hereof, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of Common Limited Partners.

      Section 14.2. Meetings of the Common Limited Partners

      A. Meetings of the Common Limited Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by a Majority-In-Interest of the Common Limited Partners. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Common Limited Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Common Limited Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Common Limited Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Common Limited Partners or may be given in accordance with the procedure prescribed in Section 14.2.B hereof.

      B. Any action required or permitted to be taken at a meeting of the Common Limited Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Common Limited Partners (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Common Limited Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

      C. Each Common Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Common Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Common Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Unless otherwise provided therein, every proxy shall be revocable at the pleasure of the Common Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of written notice of such revocation from the Common Limited Partner executing such proxy.

      D. Each meeting of Common Limited Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in his sole discretion. Without limitation, meetings of Common Limited Partners may be conducted in the same manner as meetings of the shareholders of the General Partner and may be held at the same time, and as part of, meetings of the shareholders of the General Partner.

      Section 14.3. Meetings of Preferred Limited Partners

      In the event that the vote or consent of the holders of Preferred Limited Partner Interests (or any series thereof) is required pursuant to this Agreement (including pursuant to a Designation Instrument) such vote or consent may be obtained at a meeting of Preferred Limited

Partners or by written consent. The provisions of Section 14.2 hereof shall apply to any such meeting or written consent to the extent practicable in which case all references in such Section to Common Limited Partners shall mean the Preferred Limited Partners as a class or the Preferred Limited Partners holding the applicable series of Preferred Limited Partner Interests, as shall be applicable to such vote or consent.


                                   ARTICLE 15

                               GENERAL PROVISIONS

      Section 15.1. Addresses and Notice

      Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address set forth in Exhibit A or such other address of which the Partner shall notify the General Partner in writing.

      Section 15.2. Titles and Captions

      All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" or "Sections" are to Articles and Sections of this Agreement.

      Section 15.3. Pronouns and Plurals

      Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

      Section 15.4. Further Action

      The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

      Section 15.5. Binding Effect

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

      Section 15.6. Waiver

      No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

      Section 15.7. Counterparts

      This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

      Section 15.8. Applicable Law

      This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

      Section 15.9. Entire Agreement

      This Agreement contains all of the understandings and agreements between the Partners with respect to the subject matter of this Agreement and the rights, interests and obligations of the Partners with respect to the Partnership.

      Section 15.10. Invalidity of Provisions

      If any provision of this Agreement is or becomes invalid or unenforceable in any respect, the validity and enforceability of the remaining provisions contained herein shall not be affected thereby.

      Section 15.11. Outstanding Limited Partner Interests

      The Partners agree that all certificates representing Limited Partner Interests issued pursuant to the Prior Agreement and outstanding as of the date of this Agreement constitute certificates representing Common Limited Partner Interests under this Agreement.

      Section 15.12.Certificates for Preferred Limited Partner Interests Issued to IAC Capital Trust

      Unless otherwise permitted pursuant to the terms of the Declaration of Trust, legal title to all Preferred Limited Partner Units issued to IAC Capital Trust shall be vested in, the Preferred Limited Partner Units shall be held of record in the name of, and the certificate or certificates representing such Preferred Limited Partner Units shall be registered in the name of, the Property Trustee.






                           [SIGNATURE PAGES TO FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the date and year first above written.


                                       GENERAL PARTNER:

                                       IRVINE APARTMENT COMMUNITIES, INC.,
                                           a Maryland corporation



                                       By:________________________________
                                           Name:
                                           Title:


                                       By:________________________________
                                           Name:
                                           Title:


                                       COMMON LIMITED PARTNERS:

                                       THE IRVINE COMPANY



                                       By:________________________________
                                           Name:
                                           Title:


                                       By:________________________________
                                           Name:
                                           Title:

                                       R.S.J. ASSOCIATES,
                                           a California limited partnership

                                           By:   The Irvine Company, its
                                                 general partner



                                           By:_______________________________
                                                Name:
                                                Title:


                                           By:_______________________________
                                                Name:
                                                Title:

                                       WOODBRIDGE WILLOWS ASSOCIATES,
                                           a California limited partnership

                                           By:  The Irvine Company, its
                                                general partner


                                           By:_______________________________
                                                Name:
                                                Title:


                                           By:_______________________________
                                                Name:
                                                Title:

                                       TIC INVESTMENT COMPANY A,
                                           a California general partnership

                                           By:  The Irvine Company,
                                                a general partner


                                           By:_______________________________
                                                Name:
                                                Title:


                                           By:_______________________________
                                                Name:
                                                Title:



                                       TIC INVESTMENT COMPANY B,
                                           a California general partnership

                                           By:  The Irvine Company
                                                a general partner


                                           By:_______________________________
                                                Name:
                                                Title:


                                           By:_______________________________
                                                Name:
                                                Title:

                                       TIC INVESTMENT COMPANY C,
                                           a California general partnership

                                           By:  The Irvine Company,
                                                a general partner


                                           By:_________________________________
                                                Name:
                                                Title:


                                           By:_________________________________
                                                Name:
                                                Title:


                                       TIC INVESTMENT COMPANY D,
                                           a California general partnership

                                           By:  The Irvine Company,
                                                a general partner,


                                           By:__________________________________
                                                Name:
                                                Title:


                                           By:__________________________________
                                                Name:
                                                Title:

                                     THOMPSON RESIDENTIAL COMPANY, INC.,
                                         a California corporation



                                         By:__________________________________
                                              Name:
                                              Title:


                                     STONECREST VILLAGE COMPANY, LLC,
                                         a California limited liability company

                                         By: California Pacific Homes,
                                              a California corporation,
                                              its Managing Member



                                         By:__________________________________
                                              Name:
                                              Title:

                                         PREFERRED LIMITED PARTNERS:

                                         IAC CAPITAL TRUST,
                                         a Delaware business trust


                                         By:_________________________________
                                            James E. Mead, not in his individual
                                            capacity but solely in his capacity
                                            as a trustee of IAC Capital Trust

                                AMENDMENT NO. 26
                                       TO
                                    EXHIBIT A
                           PARTNERS, CONTRIBUTIONS AND
                              PARTNERSHIP INTERESTS


                                                        Gross Asset                               Number
                                                        Value of                                  of
                                  Cash                  Contributed          Total               Partnership         Percentage
Name and Address of Partner       Contribution(1)       Property (1)        Property              Units (2)          Interest(11)
---------------------------       ------------          ------------        --------             -----------         ------------

GENERAL PARTNER

IRVINE APARTMENT                  $345,600,033.58(3)    0                   $345,600,033.58(3)   19,901,134          44.4025864%
COMMUNITIES, INC.
550 Newport Center Drive
Newport Beach, CA 92660

COMMON LIMITED PARTNERS

THE IRVINE COMPANY                 0                    883,022,698(4)       883,022,698(4)      17,303,000(4)       38.6057374%
550 Newport Center Drive
Newport Beach, CA 92660

R.S.J. ASSOCIATES                  0                    27,286,000           27,286,000           535,000            1.1936699%
c/o The Irvine Company
550 Newport Center Drive
Newport Beach, CA 92660

WOODBRIDGE WILLOWS ASSOCIATES      0                    9,989,000            9,989,000            609,000            1.3587756%
c/o The Irvine Company
550 Newport Center Drive
Newport Beach, CA 92660

TIC INVESTMENT COMPANY B           0                    17,075,000           17,075,000           478,162(5)         1.0668553%
c/o The Irvine Company
550 Newport Center Drive
Newport Beach, CA 92660

                                                                 Gross Asset                           Number
                                                                 Value of                              of
                                            Cash                 Contributed      Total               Partnership      Percentage
Name and Address of Partner                Contribution(1)       Property (1)     Property             Units (2)       Interest(11)
---------------------------                ---------------       ------------     --------            -----------      ------------

TIC INVESTMENT COMPANY A                    24,500,126.25(6)     0                24,500,126.25(6)     1,502,105(6)    3.3514345%
c/o The Irvine Company
550 Newport Center Drive
Newport Beach, CA 92660

TIC INVESTMENT COMPANY C                    67,426,907.33(7)     0                67,426,907.33(7)     2,925,799       6.5279216%
c/o The Irvine Company
550 Newport Center Drive
Newport Beach, CA 92660

TIC INVESTMENT COMPANY D                    0                    33,974,000       33,974,000           1,185,333(8)    2.6446659%
c/o The Irvine Company
550 Newport Center Drive
Newport Beach, CA 92660

THOMPSON RESIDENTIAL COMPANY, INC.
591 Redwood Highway, Suite 5275
Mill Valley, CA 94941                       0                    2,000,000(9)     2,000,000.00(9)      74,523(9)       0.1662726%

STONECREST VILLAGE COMPANY, LLC
c/o California Pacific Homes
One Civic Plaza, Suite 275
Newport Beach, CA 92660                     0                     9,475,000        9,475,000           305,707 (10)    0.6820808%

                                           -----------------------------------------------------------------------------------------

Subtotal                                   $437,527,067.16      $982,821,698     $1,420,348,765.16    44,819,763       100.0000000%

PREFERRED LIMITED PARTNERS

IAC CAPITAL TRUST(12)
c/o Irvine Apartment Communities, Inc.
550 Newport Center Drive
Newport Beach, CA 92660                    $150,000,000.00      0                $150,000,000.00      6,000,000 Series A
                                                                                                      Preferred Limited
                                                                                                      Partner Units     100%
                                           =========================================================================================
TOTAL                                      $587,527,067.16      $982,821,698     $1,570,348,765.16    NA                 NA

(1)   These amounts constitute the agreed value for purposes of the Act.

(2) Except with respect to the Common Limited Partner Units referred to in Notes 5, 6 and 8, the 51,345;1,756 and 232,333 General Partner Units referred to in Note 3, and the 40,905 Common Limited Partner Units referred to in Note 7, Common Limited Partner Units were allocated in accordance with the net asset value of the property contributed by each Partner.

(3) Of which $193,602,600 was contributed in connection with the December 1993 initial public offering of 11,800,000 REIT Shares, $84,378,375 was contributed in connection with the August 1995 offering of 5,175,000 REIT Shares, $30,000,337.50 was contributed in connection with the July 1996 offering of 1,490,700 REIT Shares, $29,969,000 was contributed in connection with the February 1997 offering of 1,150,000 REIT Shares, $6,170,093.9375 was deemed contributed pursuant to Sections 4.6.B and 4.5.H for 232,333 REIT Shares, $1,428,415.2675 was deemed contributed pursuant to Section 4.8.A(3) for 51,345 REIT Shares and $51,211.875 was deemed contributed pursuant to Section 4.8.B(2) for 1,756 REIT Shares.

(4) Includes $65,898,000 gross asset value of property contributed by five original limited partners which limited partners were liquidated on June 30, 1995. The 1,359,000 Common Limited Partner Units owned by such limited partners were transferred to The Irvine Company in connection with such liquidation. Also includes $37,605,000 gross asset value of property contributed by another original limited partner. The 160,000 Common Limited Partner Units owned by such limited partner were transferred to The Irvine Company in June 1996.

(5) These Common Limited Partner Units were issued in accordance with Section 4.3.B prior to June 1, 1996 and were transferred to TIC Investment Company B in June 1996 when it was admitted as a Substituted Limited Partner.

(6) Of which $24,457,500 was contributed pursuant to Section 4.5.G and 4.5.H for 1,500,000 Common Limited Partner Units in connection with the August 1995 offering of REIT Shares and $42,626.25 was deemed contributed pursuant to Section 4.8.A.(4) for 2,105 Common Limited Partner Units. All such Units were issued prior to June 1, 1996 and were transferred to TIC Investment Company A in June 1996 when it was admitted as a Substituted Limited Partner.

(7) Of which $30,000,337.50 and $36,332,695.64 was contributed pursuant to Sections 4.5.G and 4.5.H for 1,490,700 Common Limited Partner Units and 1,394,194 the Common Limited Partner Units, respectively, in connection with the July 1996 and February 1997 offerings, respectively, of REIT Shares and $1,093,874.1925 was deemed contributed pursuant to Section 4.8.A(4) for 40,905 Common Limited Partner Units.

(8) These Common Limited Partner Units were issued in accordance with Section 4.3.B. TIC Investment Company D was admitted as an Additional Limited Partner in July 1996. With respect to three of the transactions (representing 824,932 of the Common Limited Partner Units and $24,430,000 of the Gross Asset Value of Contributed Property) a portion of the Common Limited Partner Units issued in each transaction are subject to return and cancellation if the Apartment Community Project to be constructed on the land site does not achieve a 10% unleveraged return on costs for the first year following stabilized occupancy.

(9) TRC was admitted as an Additional Limited Partner in February 1997 in connection with the closing under the TRC Contribution Agreement. Additional Common Limited Partner Units may be issued to TRC in connection with its contribution pursuant to the TRC Contribution Agreement, in which event the amount under "Gross Asset Value of Contributed Property" will be increased as provided in Section 4.1 by the amount of the Contingent Contribution Value (as defined in such TRC Contribution Agreement).

(10) SVC was admitted as an Additional Common Limited Partner in December, 1997 in connection with the closing under the Contribution Agreement dated November 25, 1997 between SVC and the Partnership.

(11) Represents (i) in the case of the General Partner and a Common Limited Partner, their Junior Percentage Interest and (ii) in the case of a Preferred Limited Partner, its Percentage Interest in such series.

(12) IAC Capital Trust was admitted as a Preferred Limited Partner on January 20, 1998.

                                    EXHIBIT B

                               NOTICE OF EXCHANGE

      The undersigned Common Limited Partner hereby irrevocably (i) exchanges ____ Common Limited Partner Units in Irvine Apartment Communities, L.P. in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership of Irvine Apartment Communities, L.P., as amended (the "Agreement"), and the Exchange referred to therein, (ii) surrenders such Common Limited Partner Units and all right, title and interest therein, and (iii) directs that the REIT Shares deliverable upon exercise of the Exchange be registered or placed in the name(s) and at the address(es) specified below, subject to Section 8.6 of the Agreement. The undersigned hereby represents, warrants, certifies and agrees (a) that the undersigned has good, marketable and unencumbered title to such Common Limited Partner Units, free and clear of the rights or interests of any other person or entity, (b) that the undersigned has the full right, power and authority to exchange and surrender such Common Limited Partner Units as provided herein, (c) that the undersigned has obtained the consent or approval of all persons or entities, if any, having the right to consent to or approve such exchange and surrender, (d) that the undersigned is acquiring such REIT Shares for his own account, for investment and without a view to engaging in any resale or distribution thereof, except such as may occur pursuant to the registration statement which may be filed by the General Partner pursuant to a Miscellaneous Rights Agreement to which the undersigned and the General Partner are parties, (e) that the REIT Shares may not be transferred by the undersigned except in transactions pursuant to a registration statement under the Securities Act or that are exempt from the registration requirements of the Securities Act and all applicable state and foreign securities laws and
(f) that the General Partner may refuse to transfer such REIT Shares as to which evidence satisfactory to it of such registration or exemptions is not provided to it.

      All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.

Dated:  ____________

           Name of Common Limited Partner.


           -----------------------------------------
           (Signature of Common Limited Partner)


           -----------------------------------------
           (Street Address)

           -----------------------------------------
           (City) (State) (Zip Code)

           Signature Guaranteed by:


           -----------------------------------------


issue REIT Shares to:

Please insert social security or other tax identification number:

Name:

                                    EXHIBIT C

                              NOTICE OF CASH TENDER

      The undersigned Common Limited Partner hereby irrevocably (i) tenders to the General Partner ______ Common Limited Partner Units in Irvine Apartment Communities, L.P. in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership of Irvine Apartment Communities, L.P., as amended, and the Cash Tender Right referred to therein, (ii) surrenders such Common Limited Partner Units and all right, title and interest therein, and
(iii) directs that the Cash Tender Amount deliverable upon exercise of the Cash Tender Right be delivered to the address specified below. The undersigned hereby represents, warrants, certifies and agrees (a) that the undersigned has good, marketable and unencumbered title to such Common Limited Partner Units, free and clear of the rights or interests of any other person or entity, (b) that the undersigned has the full right, power and authority to tender and surrender such Common Limited Partner Units as provided herein, and (c) that the undersigned has obtained the consent or approval of all persons or entitles, if any, having the right to consent to or approve such tender and surrender.

      All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.

Dated:  ____________

           Name of Common Limited Partner.


           -----------------------------------------
           (Signature of Common Limited Partner)


           -----------------------------------------
           (Street Address)


           -----------------------------------------
           (City) (State) (Zip Code)


           Signature Guaranteed by:


           -----------------------------------------


Please insert social security or other tax identification number:

Name:

                                    EXHIBIT D

                 FORM OF COMMON LIMITED PARTNER UNIT CERTIFICATE

      THE COMMON LIMITED PARTNER INTERESTS EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF IRVINE APARTMENT COMMUNITIES, L.P. DATED JANUARY 20, 1998, AS AMENDED (THE "PARTNERSHIP AGREEMENT") A COPY OF WHICH MAY BE OBTAINED FROM IRVINE APARTMENT COMMUNITIES, INC., GENERAL PARTNER, AT ITS PRINCIPAL EXECUTIVE OFFICE.

                                                           Number of Common
Certificate Number                                         Limited Partner Units

---------                                                               --------

                       IRVINE APARTMENT COMMUNITIES, L.P.
                 FORMED UNDER THE LAWS OF THE STATE OF DELAWARE


This Certifies that  _____________________________________

is the owner of  _________________________________________


                   FULLY PAID COMMON LIMITED PARTNER UNITS OF

IRVINE APARTMENT COMMUNITIES, L.P., transferable on the books of the Partnership in person or by duly authorized attorney on the surrender of this Certificate properly endorsed. This Certificate and the Common Limited Partner Units represented hereby are issued and shall be held subject to all of the provisions of the Partnership Agreement as the same may be amended and/or supplemented from time to time.

      IN WITNESS WHEREOF, Irvine Apartment Communities, Inc., general partner, has signed this Certificate this __ day of __, 199_.

                                    IRVINE APARTMENT COMMUNITIES, INC.
                                            as general partner of
                                            Irvine Apartment Communities, LP.


                                    By: ___________________________________
                                            Name:
                                            Title:


                                      D-2